Exhibit 10.5

Agreement

Contract of Sale - 465 Victoria Avenue, Chatswood

Hines (Aus) Nominees Pty Ltd ACN 605 498 093 as trustee of the Hines Global REIT Victoria Trust

Centuria Property Funds No.2 Limited ACN 133 363 185 as Responsible Entity of Centuria Urban REIT, as to 25% share and 465 Victoria Avenue Pty Ltd ACN 629 236 460 as trustee for 465 Victoria Avenue Trust, as to 75% share as tenants in common

Contents
Table of contents

1	Definitions and interpretation 2

1.1	Definitions 2

1.2	Interpretation 10

1.3	Inclusive expressions 11

1.4	Business day 11

1.5	Joint and several 11

1.6	GST definitions 11

2	Contemporaneous Contracts Condition 11

2.1	Contemporaneous Contracts 11

2.2	Default and termination 11

3	Not Used 12

4	Sale 12

4.1	Buy and sell 12

5	Payments and Deposit 12

5.1	Payment of Sale Price and Deposit 12

5.2	Payments 12

5.3	Withholding Tax 12

5.4	Interest on late payments 12

5.5	Deposit 13

5.6	Investment of the Deposit 13

5.7	Interest on the Deposit 13

5.8	GST 14

6	Completion 15

6.1	Time and Place 15

6.2	Transfer and assignment 16

6.3	Documents to be handed over at Completion 16

6.4	Preparation of documents 16

6.5	Stamping of Transfer 16

6.6	Discharge of Encumbrances 17

6.7	Not Used 17

6.9	Vendor Disclosure Documents 17

7	Adjustments 17

7.1	Outgoings 17

7.2	Land Tax 18

7.3	Adjustment of Rent 18

7.4	Adjustments for Service Agreements 18

7.5	Prepayments on Estimates 19

7.6	Adjustment to Sale Price 20

7.7	Allocation of receipts following Completion 20

8	Assets in their current state 20

8.1	As is/where is 20

8.2	BEEC 21

8.3	Requirements of Authorities 21

9	Leases 22

9.1	Sale subject to Leases 22

9.2	Vendor to perform up to Completion 22

9.3	Assignment of Leases 22

9.4	Arrears not assigned 22

9.5	Purchaser Bound 22

9.6	Indemnity 23

9.7	Purchaser acknowledges Tenants' fixtures 23

9.8	Management of Property until Completion 23

9.9	Re-execution of Tenancy Documents 24

9.10	Unregistered Tenancy Documents 24

9.11	Unlodged Leases at Completion 24

9.12	Proposed Matters 24

9.13	Approved Matters 25

9.14	Incentives 25

9.15	Expired leases 25

10	Lease Guarantees 26

10.1	Assignment to Purchaser 26

10.2	Bank Guarantees 26

10.3	Dealing with Lease Guarantees 26

10.4	Indemnity 27

11	Incentive Deeds 27

12	Service Agreements 28

12.1	Dealing with Service Agreements 28

12.2	Novation of Assigned Service Agreements 28

12.3	Deeds of Novation 28

12.4	No termination or novation 28

12.5	No objection by Purchaser 29

12.6	Delivery of Service Agreements 29

12.7	Delivery of notice 29

13	Other Assignments 29

13.1	Building and FF&E Warranties 29

14	Warranties 29

14.1	Warranties by the Vendor 29

14.2	Reliance 30

14.3	No Warranties about Certain Lease Matters 30

14.4	Disclosure 30

15	Qualifications and limitations on Warranty Claims 30

15.1	Disclosure 30

15.2	No reliance 31

15.3	Opinion, estimates and forecasts 31

15.4	Maximum and minimum amounts 32

15.5	Time limits 32

15.6	Mitigation of Loss 32

15.7	Independent limitations 33

15.8	No double claims 33

16	Procedures for dealing with Warranty Claims 33

16.1	Notice Procedure 33

17	Purchaser's Warranties 33

18	Default 34

18.1	Purchaser in default 34

18.2	If Vendor Affirms 34

18.3	If Vendor Terminates 34

18.4	Purchaser to pay costs of default 34

18.5	If Vendor Terminates 34

18.6	Insolvency 35

19	Confidentiality and Announcements 35

19.1	Confidentiality 35

19.2	Joint announcement 36

19.3	Override 36

20	Notices 37

20.1	Form of Notice 37

20.2	How Notice must be given and when Notice is received 37

21	General 37

21.1	Risk 37

21.2	Assignment 37

21.3	Further assurances 38

21.4	Enforceability and severance 38

21.5	Non merger 38

21.6	Cumulative rights 38

21.7	Waiver 38

21.8	Governing law and jurisdiction 39

21.9	Costs 39

21.10	Stamp duty 39

21.11	Time not of the essence 39

21.12	Variations 39

21.13	Attorneys 40

21.14	Counterparts 40

22	Vendor’s Limitation of Liability 40

23	Purchaser’s Limitation of Liability 41

24	OFAC AND AML 41

25	Rent Shortfall Guarantee 42

25.1	Payment of Rent Shortfall Payment 42

25.2	Post-Completion – New Leases 43

25.3	Post-Completion – Leases under Negotiation 43

25.4	Reporting during the Rent Shortfall Guarantee Period 44

26	Retention Amount 45

26.1	Payment of Retention Amount 45

26.2	Calculation of Retention Amount 45

27	Nomination 45

27.1	Definitions 45

27.2	Nomination rights 46
Schedules
Notice details    49
Warranties    50
Purchaser Warranties    52

Purchaser’s Covenant Deed    54
Notice to Tenant    57
Notice to Lease Guarantor    58
Notice to Bank Guarantor    59
Lodged Leases    60
Unlodged Leases    61
Arrears    62
Outstanding Incentives    63
Tenancy Schedule    64
Lease Guarantees    65
Due Diligence Room    67
Service Agreements    68
Form of Deed of Novation for Service Agreements    69
Notice to contractors under Service Agreements    76
Vendor Disclosure Documents and Statutory Notice    77
Rent Shortfall Payments    78
Incentives and other amounts payable - Negotiated Lease    79
Signing page    80

Contract of Sale - 465 Victoria Avenue, Chatswood

Date ►

Between the parties
Hines (Aus) Nominees Pty Ltd ACN 605 498 093 as trustee of the Hines Global REIT Victoria Trust ABN 59 322 429 985 of Level 11, 20 Hunter Street, Sydney NSW 2000 (Vendor)

Centuria Property Funds No. 2 Limited as responsible entity of Centuria Urban REIT
ACN 133 363 185
of Level 39, 100 Miller Street, North Sydney NSW 2060
and
465 Victoria Avenue Pty Ltd as trustee for 465 Victoria Avenue TrustACN 629 236 460 of Suite 34.01, L34, 201 Elizabeth Street, Sydney NSW 2000
(Purchaser)

Background
•
The Vendor owns the Assets.
2    The Vendor wishes to sell and the Purchaser wishes to buy the Assets subject to the Disclosed Encumbrances, for the Sale Price and on the terms and conditions contained in this agreement.

The parties agree	as set out in the operative part of this agreement, in consideration of, among other things, the mutual promises contained in this agreement.

1	Definitions and interpretation

1.1	Definitions
The meanings of the terms used in this document are set out below.

Term	Meaning
Agreement Date	the date this agreement is executed by the Vendor as that date is shown on page 1 of this agreement.
Approved Matter	any Proposed Matter consented to or deemed consented to by the Purchaser, pursuant to clause 9.12.
Arrears Schedule	the list of the Tenant arrears contained in Schedule 10.
Assets	all of the following: 1 the Land; 2 the Vendor’s interest in the Leases and the Lease Guarantees; 3 the Building and other improvements on the Land; and 4 the FF&E, but excludes the Excluded Assets.
Assigned Service Agreements	the Service Agreements identified as ‘Assigned Service Agreements’ in Schedule 15.
Authority
includes any federal, state or local government, any provider of public utility services, whether statutory or not and any other person, authority, instrumentality or body having jurisdiction, rights, powers, duties or responsibilities over the Assets.

Balance Sale Price	the Sale Price less the Deposit.
Bank Guarantees	each bank guarantee held by the Vendor as security for performance of the obligations of a Tenant under a Lease.
BEEC	the building energy efficiency certificates (certificate number B1624-2018/4) issued to the Vendor, copies of which was disclosed to the Purchaser as part of the Disclosure Material.
Building	the building on the Land known as 465 Victoria Avenue, Chatswood, New South Wales.
Building Manager	CBRE Pty Ltd ACN 057 373 574 of Level 29, 177 Pacific Highway, North Sydney NSW 2059.
Business Day
1    for the purposes of clause 20, a day on which banks are open for business in the city where the notice or other communication is received, excluding Saturdays, Sundays or public holidays; and
2    for all other purposes, a day on which banks are open for business in Brisbane and Sydney excluding Saturdays, Sundays and public holidays.

Claim
any claim, demand, legal proceedings or cause of action including, but not limited to any claim, demand, legal proceedings or cause of action:
1    based in contract;
2    based in tort (including, but not limited to, misrepresentation or negligence);
3    under common law; or
4    under statute,
and includes a claim for breach of Warranty.

Completion	the completion of the sale and purchase of the Assets under this agreement.
Completion Date	20 Business Days from the Agreement Date, as may be accelerated under clause 6.8.
Contemporaneous Contracts
1    a contract of sale between the Vendor and the Purchaser for the land and building located at 100 Brookes Street, Fortitude Valley, Queensland being the whole of Lot 15 on Survey Plan 200203 with title reference 50716521 dated on or about the Agreement Date;
2    a contract of sale between the Vendor and the Purchaser for the land and building located at 825 Ann Street, Fortitude Valley, Queensland being the whole of Lot 10 on Survey Plan 236578 and contained in title reference 50906172 and Lot 11 on Survey Plan 224074 and contained in title reference 50939764 dated on or about the Agreement Date; and
3    a contract of sale between the Vendor and the Purchaser for the land and building located at 818 Bourke Street, Docklands, Victoria being the whole of certificate of title volume 10947 folio 510 dated on or about the Agreement Date.

Council	the Willoughby City Council.
Covenant Deed	a purchaser’s covenant deed substantially in the form contained in Schedule 4.
Deposit	the Initial Deposit and the Final Deposit.
Disclosure Material	1 all information contained in the Due Diligence Room at the Agreement Date; and 2 Replies to Enquiries.
Disclosed Encumbrances
means, the following dealings noted on the title of the Land:
1    Dealing F483576;
2    Dealing G290540;
3    Dealing 2503100;
4    Dealing DP883541;
5    Dealing AG901961;
6    Dealing AG901962,
and any encumbrances arising as a result of any law (except through the non-payment of Outgoings).

Dollars, A$ and $	the lawful currency of the Commonwealth of Australia.
Due Diligence Room
the virtual data room which was accessible by the Purchaser at https://dataroom.ansarada.com/_mvc/GREITPortfolio
%7C41133/2277335/DocumentIndex#/DocumentIndex an index of which is attached in Schedule 14.

Effective Rent
the face rent set out in the relevant lease, less any Incentive.
To avoid doubt, the Effective Rent is calculated by applying the amount of the Incentive equally over the term of the relevant lease irrespective of the actual period the Incentive is applied over.

Environmental Law
any law, whether statute or common law, concerning environmental matters, and includes but is not limited to law concerning land use, development, pollution, waste disposal, toxic and hazardous substances, conservation of natural or cultural resources and resource allocation including any law relating to exploration for, or development or exploitation of, any natural resource, including without limitation the EPA.

Excluded Assets	all items on the Land owned by someone other than the Vendor.
EPA Act	the Protection of the Environment Operations Act 1997 (NSW).
FF&E	the plant and equipment, fixtures, fittings, fitout and effects of the Building owned by the Vendor in the Building.
Final Deposit	an amount of $9,926,829.27.
GST	goods and services tax or similar value added tax levied or imposed in Australia pursuant to the GST law or otherwise on a supply.
GST Act	A New Tax System (Goods and Services Tax) Act 1999 (Cth).
GST law	has the same meaning as in the GST Act.
Incentive
any inducement for a Tenant to enter into a Lease including:
1    any abatement or reduction of Rent;
2    a cash payment;
3    a fitout contribution; or
4    works,
which the Vendor (as landlord) has agreed to provide, pay for, allow or perform, exclusive of GST.

Incentive Deed	any agreements entered into between the Vendor and a Tenant in relation to Incentives.
Initial Deposit	a non-refundable amount of $386,759.58.
Keys
implements or instruments necessary for the purposes of fastening or unfastening:
1    the lock on any gate, door, grille, shutter or lift which secures any means of entrance to or exit from the Building (whether or not such gate, door, grille, shutter or lift forms part of the Building); and
2    any other lock attached or included in the Building,
and includes electronic devices and written records of all codes and combinations necessary for the purposes of fastening or unfastening any such lock.

Land	the land located at 465 Victoria Avenue, Chatswood NSW 2067, being the whole of Lot 1 in Deposited Plan 853618.
Land Tax	land tax payable under the Land Tax Act 1956 (NSW).
Leases
the leases (including Lodged Leases and Unlodged Leases), subleases, licences and other rights of occupation of the Building or other parts of the Land in existence at the Agreement Date and includes any of those entered into by the Vendor pursuant to an Approved Matter.

Lease Guarantees
each guarantee for the performance by a Tenant of its obligations under a Lease, including Bank Guarantees, Security Deposits and any personal or corporate guarantees whether provided in that Lease, or in a separate deed or agreement for guarantee or under or pursuant to any Approved Matter, including those listed in the Lease Guarantee Schedule.

Lease Guarantee Schedule	the list of the Lease Guarantees contained in Schedule 13.
Lodged Leases
the Leases which have been lodged for registration with the Titles Office before or after the Agreement Date but which have not been registered. A list of the Lodged Leases as at the Agreement Date is contained in Schedule 8.

Negotiated Lease	Not applicable.
Outgoings
1    all rates, land tax (assessed as if the Land is the only land owned by the Vendor and that the Vendor is not subject to a surcharge) and other taxes (other than income tax) and all levies, charges, assessments, duties and fees, whether municipal, local governmental, parliamentary or otherwise, levied, assessed or charged, in respect of the Assets; and
2    all fees, charges, operating expenses, taxes and any other costs incurred by the Vendor in respect of the operation or ownership of the Assets.

Outstanding Incentives
in respect of the Leases in existence at the Agreement Date, the outstanding or unsatisfied Incentives as at Completion initially as listed in the Outstanding Incentives Schedule and adjusted for payments made or obligations performed between the Agreement Date and Completion, but does not include any Incentives under an Approved Matter.

Outstanding Incentives Amount	the aggregate of all liabilities remaining to be fulfilled under or in connection with the Outstanding Incentives as at Completion.
Outstanding Incentives Schedule	the schedule contained in Schedule 11.
Party	the Vendor or the Purchaser, as the context requires and ‘parties’ means both of them.
Payment Period
each of the following:
1    the period from the Completion Date up to and including the last day of the month in which Completion occurs;
2    each full period of one month falling within the Rent Shortfall Guarantee Period; and
3    the period from the first day of the month during which the Rent Shortfall Guarantee Period ends until the end of the Rent Shortfall Guarantee Period.

Proposed Matter
any of the following:
1    the granting of a lease, licence or any other right to occupy any part of the Land or the Building;
2    a surrender of any Lease;
3    any renewal or extension of a Lease, except for any renewal or extension required under a Lease;
4    calling or appropriating any Lease Guarantee;
5    an assignment, variation, waiver or other dealing with any Lease or Lease Guarantee;
6    negotiating or determining a new Rent under any Lease; or
7    releasing any guarantor from a Lease Guarantee, or substituting any new guarantor under a Lease Guarantee.

Purchaser’s Incentives
any Incentive payable under or in respect of any leases, agreements for lease, licences and other rights of occupation of the Building entered into pursuant to an Approved Matter but does not include any Incentives under any Negotiated Leases.

Purchaser’s Solicitors	HWL Ebsworth Lawyers of Level 14, 264 – 278 George Street, Sydney, NSW 2000.
Purchaser Warranties	the Purchaser’s representations and warranties in Schedule 3.
Rent	all base rent, percentage or turnover rent and other rent and Tenants’ Contributions paid or payable by the Tenants under the Leases.
Rent Shortfall Guarantee Period
means
1    for each Rental Shortfall Vacant Tenancy the period for each Rental Shortfall Vacant Tenancy commencing from Completion, noted in Schedule 19 in the column labelled “Months from Settlement”;
2    for each of the Negotiated Leases:
•    if a Negotiated Lease is signed by all parties prior to Completion, the period from Completion until the commencement date in the Negotiated Lease; and
•    if a Negotiated Lease is not signed by all parties prior to Completion, 18 months from Completion.

Rent Shortfall Payment
the amount set out in Schedule 19 in the column labelled “Gross Rent”, being either the annual rate of rent per square metre multiplied by the lettable area of the relevant Rent Shortfall Vacant Tenancy or the annual rate per car space multiplied by the number of car spaces, payable monthly in accordance with clause 25.1 and subject to annual increase as set out in the column labelled "Index".

Rental Shortfall Vacant Tenancy	a vacant tenancy in the Building noted as “Vacant” in the column labelled “Status” in Schedule 19.
Retention Amount	has the meaning given to it under clause 26.2(a).
Replies to Enquiries	the Vendor’s written answers to the Purchaser’s questions as listed in the document entitled RFI Schedule uploaded to the Due Diligence Room prior to the Agreement Date.
Sale Price	$166,500,000 (GST exclusive).
Security Interests	all security interests registered on the Personal Property Securities Register established under the Personal Property Securities Act 2009 (Cth) in respect of any Assets.
Security Deposits	each security deposit held by the Vendor or its agent under a Lease or under any Approved Matter, including those listed in the Lease Guarantee Schedule.
Services	all existing water, sewerage and drainage, gas, electricity, telephone and other installations, services and utilities provided to the Building.
Service Agreements	any service maintenance and operation agreements for the Building or Land entered into by the Vendor as contained in Schedule 15.
Statutory Notice	the notice given in part 2, Schedule 18.
Tax Invoice	includes any document or record treated by the Commissioner of Taxation as a tax invoice or as a document entitling a recipient to an input tax credit.
Tenancy Schedule	the tenancy schedule contained in Schedule 12.
Tenant Files	all the correspondence, documents and materials relating to the Leases or the Tenants in the possession or control of the Vendor.
Tenants	the persons holding as lessee, licensee or other occupier in respect of the Building or other parts of the Land under the Leases.
Tenants’ Contributions
all amounts paid or payable by the Tenants under the Leases on account of contribution to outgoings, costs or expenses in respect of the Land, or in respect of the conduct, management and maintenance of or in the use or occupation of the Building and includes cleaning charges paid or payable by Tenants.

Terminated Service Agreements	the Service Agreements identified as ‘Terminated Service Agreements’ in Schedule 15.
Titles Office	the New South Wales Land Registry Services.
Transfer	an instrument of transfer of the Land, from the Vendor to the Purchaser in the form required by the Titles Office.
Treasurer	the Treasurer of the Commonwealth of Australia.
Trust	has the meaning given to that term in clause 22(b).
Unlodged Leases
the Leases specified in Schedule 9 and any Leases entered into by the Vendor after the Agreement Date either as disclosed in the Tenancy Schedule or entered into by the Vendor pursuant to an Approved Matter and not, at the Agreement Date, lodged for registration at the Titles Office.

Vendor Disclosure Documents	the documents referred to in part 1, Schedule 18.
Vendor’s Solicitors	Herbert Smith Freehills of Level 31, 480 Queen Street, Brisbane Qld 4000.
Warranties	those Vendor warranties contained in Schedule 2.
Withholding Law	Schedule 1 to the Taxation Administration Act 1953 (Cth).

1.2	Interpretation
In this agreement, headings and bold type are for convenience only and do not affect the interpretation of this agreement and, unless the context otherwise requires:

(a)	words importing the singular include the plural and vice versa;

(b)	words importing a gender include any gender;

(c)	an expression importing a natural person includes any company, partnership, joint venture, association, corporation or other body corporate and any government agency;

(d)	other parts of speech and grammatical forms of a word or phrase defined in this agreement have a corresponding meaning;

(e)
a reference to any thing (including, but not limited to, any right) includes a part of that thing but nothing in this clause 1.2(e) implies that performance of part of an obligation constitutes performance of the obligation;

(f)
a reference to a clause, party, annexure, exhibit or schedule is a reference to a clause of and a party, annexure, exhibit or schedule to, this agreement and a reference to this agreement includes any annexure, exhibit or schedule;

(g)
a reference to a statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing it, whether passed by the same or another government agency with legal power to do so, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute;

(h)	a reference to a document includes all amendments or supplements to, or replacements or novations of, that document;

(i)	a reference to a party to a document includes that party's successors and permitted assigns;

(j)	a reference to a document includes any agreement in writing, or any certificate, notice, instrument or other document of any kind;

(k)	no provision of this agreement will be construed adversely to a party solely on the ground that the party was responsible for the preparation of this agreement or that provision;

(l)	a covenant or agreement on the part of two or more persons binds them jointly and severally;

(m)
A reference to a body, other than a party to this agreement (including an institute, association or authority), whether statutory or not which ceases to exist, or whose powers or functions are transferred to another body, is a reference to the body which replaces it or which substantially succeeds to its powers or functions.

(n)	subject to clause 20, a reference to time is a reference to local New South Wales time.

1.3	Inclusive expressions
Specifying anything in this agreement after the words 'including', 'include' or ‘for example’ or similar expressions does not limit what else is included.

1.4	Business day
Where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the next succeeding Business Day.

1.5	Joint and several
A representation, warranty, promise, covenant or agreement by or on behalf of two or more persons binds them jointly and each of them severally.

1.6	GST definitions
Words and phrases defined in the GST Act (and not defined in this agreement) have the same meaning in this agreement unless the context indicates otherwise.

2	Contemporaneous Contracts Condition

2.1	Contemporaneous Contracts

(a)	Completion of this agreement is conditional on:

(1)	the Contemporaneous Contracts being signed by all parties to the Contemporaneous Contracts and exchanged at the same time as signing and exchanging executed counterparts of this agreement; and

(2)	the contemporaneous completion of the Contemporaneous Contracts.

(b)	Subject to clauses 2.1(c) and 6.8, Completion of the Contemporaneous Contracts must occur on the Completion Date at the same time.

(c)
The parties agree that if the completion date as defined in the Contemporaneous Contracts is extended under any one or more of the Contemporaneous Contracts for any reason, then the Completion Date is also extended to the same date (subject to any further extension of the Completion Date under clause 6.8 of this agreement).

2.2	Default and termination
The parties agree that:

(a)	a default (howsoever caused) by the vendor under any of the Contemporaneous Contracts will be, and will be deemed to be, a default by the Vendor under this agreement;

(b)	a default (howsoever caused) by the Purchaser (as purchaser) under any of the Contemporaneous Contracts will be, and will be deemed to be, a default by the Purchaser under this agreement; and

(c)	upon termination of any of the Contemporaneous Contracts for any reason, this agreement will immediately terminate for the same reason.

3	Not Used

4	Sale

4.1	Buy and sell
The Vendor agrees to sell and the Purchaser agrees to buy the Assets for the Sale Price free from encumbrances or third party interests except the Disclosed Encumbrances on the conditions of this agreement. The Assets are sold with the benefit and the burden of the Leases.

5	Payments and Deposit

5.1	Payment of Sale Price and Deposit
In addition to the Initial Deposit paid by the Purchaser (the receipt of which is acknowledged by the Vendor), the Purchaser must pay:

(a)	the Final Deposit to the Vendor’s Solicitors on or before the Agreement Date; and

(b)	the Balance Sale Price (plus or minus adjustments as provided for under this agreement) to the Vendor (or as directed in writing by the Vendor to the Purchaser) at Completion.

5.2	Payments

(a)
All payments to be made under this agreement must be made in Australian dollars by way of cleared funds. Payments may be made by either bank cheque (payable as directed by the Vendor) or, if the Vendor so elects by notice in writing to the Purchaser, by electronic transfer or direct deposit to the bank account nominated by the Vendor.

(b)	A notice or election by the Vendor under clause 5.2(a), must be given to the Purchaser at least 2 Business Days prior to the Completion Date.

5.3	Withholding Tax
The Purchaser acknowledges and agrees that, in respect of Subdivision 14D of Schedule 1 to the Taxation Administration Act 1953 (Cth):

(a)
the Vendor has produced to the Purchaser a certificate issued under s14-220(1) of Schedule 1 to the Taxation Administration Act 1953 (Cth) which is current for the period including the Completion Date; and

(b)	the Purchaser is not entitled to and will not withhold nor pay to the Commissioner of Taxation any part of the Sale Price.

5.4	Interest on late payments

(a)
Without affecting the Vendor's other rights under this agreement, if any money payable by the Purchaser under this agreement is not paid when due, the Purchaser must pay to the Vendor interest on the overdue amount (and on any judgment for that money) calculated at the rate of 8%:

(1)	if that money is payable on or before Completion, at the time of Completion;

(2)	on any other moneys, on demand.

(b)	The interest accrues from day to day including the due date for payment and will be capitalised monthly. The Vendor may recover that interest from the Purchaser as liquidated damages.

5.5	Deposit
The Final Deposit is to be dealt with as follows:

(a)	if Completion occurs, the Deposit must be paid to the Vendor;

(b)	if Completion does not occur because:

(1)	the agreement is terminated under clause 6.8;

(2)	of a default of the Vendor under this agreement or a Contemporaneous Contract and the Purchaser lawfully terminates this agreement; or

(3)	the agreement is rescinded by the Purchaser pursuant to a statutory right of rescission, the Deposit must be paid to the Purchaser;

(c)
if Completion does not occur because of a default of the Purchaser under this agreement or a Contemporaneous Contract and the Vendor lawfully terminates this agreement, the Deposit must be paid to the Vendor.

For the avoidance of doubt, the Vendor and the Purchaser acknowledge and agree that the Initial Deposit is non-refundable and the Vendor will under no circumstances be required to return the Initial Deposit to the Purchaser except as expressly provided in clause 5.5(b).

5.6	Investment of the Deposit
The parties hereby authorise the Vendor’s Solicitors to:

(a)	invest the Deposit with Vendor’s Solicitors’ bank, in an interest bearing account at call in trust for the Vendor and the Purchaser;

(b)	withdraw the Deposit and interest earned on Completion, rescission or termination of this agreement (whichever occurs);

(c)	pay the Deposit as required by clause 5.5; and

(d)	pay the interest earned on the Deposit as required by clause 5.7.

5.7	Interest on the Deposit

(a)	If this agreement is completed then the parties irrevocably authorise the Vendor’s Solicitors to pay all interest earned on the:

(1)	Initial Deposit to the Vendor; and

(2)	Final Deposit equally to the Vendor and the Purchaser.

(b)
If Completion does not occur because of a default of the Purchaser under this agreement or a Contemporaneous Contract then the parties irrevocably authorise the Vendor’s Solicitors to pay all interest earned on the Final Deposit to the Vendor.

(c)	If:

(1)	if Completion does not occur because of a default of the Vendor under this agreement or a vendor under a Contemporaneous Contract; or

(2)	if the Vendor terminates this agreement under clause 6.8,
then the parties irrevocably authorise the Vendor’s Solicitors to pay all interest earned on the Final Deposit to the Purchaser.

(d)	Financial institutions duty, bank charges and other similar charges and expenses are to be deducted from the total amount of interest before the interest is paid under this clause 5.7.

(e)
The party or parties entitled to the Final Deposit and the interest on completion, termination or rescission of this agreement (whichever occurs) bear the risk of loss of the Final Deposit and of the interest.

(f)
The Vendor and the Purchaser must give such directions and do all things necessary to give effect to the provisions of this clause 5.7. Each party acknowledges that if it does not provide its Tax File Number to the Vendor’s Solicitors before the Final Deposit is invested then tax may be deducted from its share of interest on the Final Deposit.

(g)	Pending Completion, rescission or termination of this agreement, the Vendor and the Purchaser shall be deemed to be presently entitled in equal shares to any interest accrued on the Final Deposit.

(h)
The Vendor and the Purchaser jointly and severally indemnify the Vendor’s Solicitors and agree to keep the Vendor’s Solicitors indemnified for any liabilities, losses, costs, expenses or damages which the Vendor’s Solicitors may sustain or incur in any way under or in relation to the Final Deposit, including but not limited to, liabilities, costs (including legal costs) or expenses arising as a result of a dispute between the parties as to the ownership of the Final Deposit. The Purchaser holds the benefit of this clause for the Vendor’s Solicitors.

5.8	GST

(a)
Unless otherwise expressly stated, all amounts referred to in this agreement, including amounts used to determine a payment to be made by one party to the other, are exclusive of GST (GST Exclusive Consideration).

(b)	In this clause 5.8:

(1)	Property means the Assets; and

(2)	Excess GST has the meaning given to that term in section 142-10 of the GST Act.

(c)	The Vendor and the Purchaser acknowledge and agree that the supply of the Property under this agreement is the supply of a going concern for consideration.

(d)	The Vendor agrees that it:

(1)	will supply to the Purchaser all the things that are necessary for the continued operation of the enterprise constituted by the Property; and

(2)	will carry on the enterprise constituted by the Property until the day of supply in a proper and businesslike manner.

(e)
To the extent that GST is payable in respect of all or any part of a supply made by a party (Supplier) under or in connection with this agreement, the GST Exclusive Consideration to be provided under this agreement for that supply is increased by an amount equal to the GST payable by the Supplier (excluding any Excess GST).

(f)
The recipient must pay the additional amount payable under clause 5.8(e) to the Supplier at the same time and in the same manner as the GST Exclusive Consideration for the supply is otherwise required to be provided.

(g)
    Whenever an adjustment event occurs in relation to any taxable supply made under or in connection with this agreement the Supplier must determine the net GST in relation to the supply (taking into account any adjustment and excluding any Excess GST) and if the net GST differs from the amount previously paid under this clause, the amount of the difference must be paid by, refunded to or credited to the recipient, as applicable.

(h)
If one of the parties to this agreement is entitled to be reimbursed or indemnified for a loss, cost, expense or outgoing incurred in connection with this agreement, then the amount of the reimbursement or indemnity payment must first be reduced by an amount equal to any input tax credit to which the party being reimbursed or indemnified is entitled in relation to that loss, cost, expense or outgoing and then, if the amount of the payment is consideration or part consideration for a taxable supply, it must be increased on account of GST in accordance with clause 5.8(e).

(i)
The Purchaser warrants that it is or is required to be registered for GST effective from a date that includes the Completion Date and must produce to the Vendor on or before the Completion Date written proof that it is registered under the GST Act.

(j)
Notwithstanding the agreement of the parties under clause 5.8(c), if for any reason the supply of the Property under this agreement is not accepted by the Commissioner of Taxation as a GST-free supply of a going concern, then:

(1)
the Purchaser agrees to pay to the Vendor the amount of the GST that is required to be remitted by the Vendor under the GST Act in respect of the supply of the Property under this agreement within 14 days after the Vendor provides evidence of the Vendor's liability to remit that GST, including written confirmation from the Commissioner of Taxation as to that GST liability; and

(2)	the Vendor must give the Purchaser a tax invoice as a precondition to payment under clause 5.8(j)(1).

(k)	This clause 5.8 does not merge on Completion.

6	Completion

6.1	Time and Place
Subject to clauses 2.1(a), 2.1(c) and 6.8, Completion must take place on the Completion Date between the hours of 10:00 am and 4:00 pm at the offices of the Vendor’s Solicitors in Sydney.

6.2	Transfer and assignment

(a)	At Completion, in exchange for the Purchaser paying the Balance Sale Price, the Vendor must:

(1)	transfer and assign to the Purchaser the whole of its right, title and interest in and to the Assets free from encumbrances except the Disclosed Encumbrances and the Leases; and

(2)	deliver to the Purchaser possession of the Land subject only to the Leases, subject to the terms of this agreement.

(b)	The Vendor must deliver to the Purchaser or its solicitors at Completion:

(1)
the executed Transfer capable of immediate registration (after stamping) at the Titles Office and such other documents (if any) as are required by law to be signed by the Vendor to procure stamping and registration of the Transfer;

(2)	the Leases in the possession or control of the Vendor;

(3)	the original Bank Guarantees in the possession or control of the Vendor; and

(4)	any documents referred to in clause 6.6.

6.3	Documents to be handed over at Completion
The Parties agree that:

(a)
any building plans, specifications, manuals, certificates of registration, permits, warranties, surveys, service log books, asbestos registers, other registers and other documents that relate to the Building or the plant and equipment;

(b)	the tenancy files; and

(c)	any Vendor’s keys,
will at Completion be left at the Building or with the Building Manager.

6.4	Preparation of documents
The Purchaser must at its own cost and expense prepare all documents which are to be executed by the Vendor including the relevant registrable instruments comprised in the Transfer and any documents required by law to be signed by the Vendor to procure stamping of the Transfer and deliver that documentation to the Vendor's Solicitors for execution by the Vendor not later than 10 Business Days prior to the Date for Completion.

6.5	Stamping of Transfer
The Vendor must promptly execute all documents delivered pursuant to clause 6.4. After execution of the Transfer by the Vendor and upon receipt by the Vendor's Solicitors of an undertaking acceptable to the Vendor's Solicitors given by the Purchaser's Solicitors, the Vendor shall deliver the Transfer to the Purchaser's Solicitors to enable those solicitors to stamp the Transfer. Until Completion has been effected the Transfer must to be held by the Purchaser's Solicitors on behalf of the Vendor and must be returned to the Vendor's Solicitors immediately upon demand.

6.6	Discharge of Encumbrances

(a)
If at the Completion Date there is noted on the title of the Land any mortgage or caveat (other than a Tenant's caveat), the Purchaser will accept a discharge or withdrawal of that mortgage or caveat, provided that such discharge of mortgage or withdrawal of caveat is executed and in registrable form and the prescribed registration fees are allowed by the Vendor to the Purchaser.

(b)
Where a caveat is registered on the title to the Land by a party claiming an estate as a lessee of the Land (or a part of the Land or the Building), the Vendor is not required to provide the Purchaser with a withdrawal of such caveat if the Vendor provides to the Purchaser a letter in a form acceptable to the Registrar of Titles from such caveator consenting to registration of the transfer to the Purchaser and the Purchaser’s mortgage of the Land (if any).

(c)
In respect of any Security Interest registered against the Vendor that affects the Assets, the Purchaser must accept at Completion a release of that Security Interest. The Purchaser must notify the Vendor at least 10 Business Days prior to the Completion Date of any Security Interests which it requires to be released at Completion.

6.7	Not Used

6.8	Purchaser can accelerate Completion Date
The Purchaser may at its election bring the Completion Date forward by providing not less than 5 Business Days’ written notice to the Vendor of the earlier Completion Date.

6.9	Vendor Disclosure Documents
In accordance with the Conveyancing (Sale of Land) Regulation 2017 (NSW), the Vendor is deemed to have served on the Purchaser, on the date of this agreement, the Statutory Notice and the Vendor Disclosure Documents, including a current land tax certificate. The Purchaser acknowledges receipt of the Statutory Notice and Vendor Disclosure Documents.

7	Adjustments

7.1	Outgoings

(a)	The Vendor must pay or discharge all Outgoings which relate to all periods occurring, or services received, up to and including the Completion Date.

(b)	The Purchaser must pay or discharge all Outgoings which relate to all periods occurring, or services received, from the day immediately after the Completion Date.

(c)	All Outgoings (other than land tax) shall be apportioned at Completion:

(1)	in the case of those paid by the Vendor, on the amount actually paid;

(2)	in the case of those levied but unpaid, on the amount payable and, where the discount period expires within 3 Business Days of Completion, disregarding any discount for early payment;

(3)
in the case of those not levied but the amount of which can be ascertained by advice from the relevant rating and taxing authority, on the amount advised by the relevant rating and taxing authority; and

(4)
in the case of those not levied and not ascertainable from the relevant rating and taxing authority and where a separate assessment was issued for the Land for the assessment period immediately prior to Completion, on the amount payable in that separate assessment disregarding any discount for early payment.

7.2	Land Tax

(a)
Land Tax shall be apportioned on the amount assessed by the Commissioner of Land Tax for the year current at the Completion Date and on the basis that the assessment has been paid by the Vendor the Land is the only land owned by the Vendor and is not subject to any surcharge (including any absentee or foreign owner surcharge).

(b)
If the Vendor is unable to produce to the Purchaser at or prior to Completion a certificate stating that the Land is not liable for Land Tax for the year current at the Completion Date or other evidence that the Land Tax for the year current at the Completion Date has been paid then:

(1)	the Purchaser must complete this agreement; and

(2)	the Purchaser must make an adjustment in favour of the Vendor at Completion for the Purchaser’s proportion of the Land Tax calculated in accordance with the requirements of clause 7.2(a); and

(3)	The Vendor directs the Purchaser to deduct from the Balance Sale Price the amount of the Land Tax and to pay that amount to the Commissioner of State Revenue.

7.3	Adjustment of Rent
Rent must be apportioned between the Vendor and the Purchaser in the following manner:

(a)	the Vendor is entitled to all Rent in respect of the period up to and including the Completion Date;

(b)	the Purchaser shall be entitled to all Rent after the Completion Date;

(c)	subject to clause 7.4, any necessary apportionment of the Rent must be made on Completion; and

(d)	all adjustments and apportionments shall be made in accordance with proper accounting principles and standards.

7.4	Adjustments for Service Agreements

(a)	The Purchaser must pay to the Vendor amounts paid by the Vendor under the Service Agreements for periods after the Completion Date.

(b)	The Vendor must pay all amounts payable by the Vendor pursuant to all Service Agreements up to and including the Completion Date.

7.5	Prepayments on Estimates
The Vendor and Purchaser agree that:

(a)
some of the Rent payable by the Tenants may be based on an estimate made by the Vendor on the basis that, once the actual amounts are known, subsequent adjustment will occur between the Vendor and the Tenants in accordance with the Leases;

(b)	the parties must co-operate to calculate as soon as possible after Completion:

(1)	each subsequent adjustment with the Tenants in relation to the estimated Rent; and

(2)	the respective proportions of that adjustment which are payable by or receivable by the Vendor and the Purchaser on the basis of the principles contained in clause 7.5(e);

(c)	the Purchaser must deliver to the Vendor:

(1)	at the same time that it is supplied to the Tenants all information supplied to each Tenant as to the actual Rent for the relevant period; and

(2)	within 60 days from the end of the accounting period an audited statement setting out the full and accurate details of actual Rent for the period ending on the Completion Date;

(d)
to enable the adjustments referred to in clause 7.5(b) and to enable the Purchaser to prepare the audited statement referred to in clause 7.5(c)(2), the Vendor must provide to the Purchaser as soon as possible (and in any event within 3 months) after Completion:

(1)	a breakdown of all amounts of Rent invoiced to Tenants; and

(2)	copies of all invoices relating to recoverable outgoings charged to Tenants by the Vendor, during the period of Vendor's ownership of the Property for the relevant accounting period;

(e)	the calculations referred to in clause 7.5(b) will be made on the basis that:

(1)
the Vendor's proportion of each adjustment is the proportion of the total amount being adjusted that the number of days from the start of the relevant accounting period up to and including the date of Completion bears to the total number of days in the relevant accounting period; and

(2)
the Purchaser's proportion of each adjustment is the proportion of the total amount being adjusted that the number of days from the date of Completion up to the end of the relevant accounting period bears to the total number of days in the relevant accounting period;

(f)
within 14 days after receipt of a notice from the Purchaser, the Vendor must pay to the Purchaser the Vendor’s proportion of any amount due to a Tenant as a result of the calculation made under clause 7.5(b);

(g)	if any amount must be paid to a Tenant as a result of the calculation made under clause 7.5(b), the Purchaser must pay that amount to that Tenant within the time provided under the relevant Lease;

(h)
if an amount must be paid by a Tenant as a result of the calculation made under clause 7.5(b), the Purchaser must co-operate to recover that amount and must account to the Vendor for the Vendor's proportion of the amount received within 14 days of finalisation of the calculation by the parties; and

(i)
the Vendor must provide all other information and all reasonable assistance as may be required by the Purchaser to enable the Purchaser to undertake the calculations, audit and adjustments contemplated under this clause 7.5.

7.6	Adjustment to Sale Price
The Vendor and Purchaser acknowledge and agree that any payment under this clause 7 constitutes an adjustment to the Sale Price of the Assets.

7.7	Allocation of receipts following Completion

(a)	If after Completion the Purchaser receives a payment from a Tenant, that payment must be allocated:

(1)	firstly, to Rent for the period current at the time the payment is received;

(2)	secondly to any Rent that was due but unpaid for the month in which Completion takes place; and

(3)	thirdly, to pre-Completion arrears of Rent.
The Purchaser must account to the Vendor for any payment due to the Vendor under this clause 7.7(a), within 5 Business Days of receipt.

(b)	If after Completion the Vendor receives a payment of Rent from a Tenant, that payment must be allocated:

(1)	firstly, to Rent for the period current at the time the payment is received;

(2)	secondly, to any Rent that was due but unpaid for the month in which Completion takes place; and

(3)	thirdly, to pre-Completion arrears of Rent.
The Vendor must account to the Purchaser for any payment due to the Purchaser under this clause 7.7(b), within 5 Business Days of receipt.

8	Assets in their current state

8.1	As is/where is
Except as expressly set out in this agreement (including in the Warranties), the Purchaser agrees that the Purchaser is purchasing the Assets in their state at the Agreement Date and the Purchaser is not entitled to:

(a)	terminate this agreement;

(b)	delay Completion;

(c)	withhold payment of any part of the Sale Price;

(d)	raise any requisition or objection; or

(e)	make any Claim for compensation or damages,
arising from or as a result of:

(1)	the Disclosed Encumbrances;

(2)	contamination of the Land or the Building or of adjoining land from anything emanating on the Land or any other matter arising under an Environmental Law;

(3)	any mistake or error in the description or particulars of the Land;

(4)	any mistake or error in the boundaries or area of the Land or any encroachments;

(5)	any notice or order issued pursuant to any statute or Authority or any court necessitating the doing of work or expenditure of money on or in relation to the Land;

(6)	the Land being affected by a proposal of any competent Authority;

(7)	any notice to treat or notice of intention to resume the whole or any part of the Land issued by any competent Authority;

(8)
the zoning of the Land and the use to which the Land may be put, the suitability of the Land for any future development (including all planning restrictions, requirements, infrastructure agreements and conditions) or the rights and privileges relating to the Land or the services actually or likely to be connected or provided to the Land;

(9)	any non-compliance with any conditions contained in the Disclosed Encumbrances including in any Council management plan;

(10)	any electricity, telephone, water supply, sewerage or drainage service to the Land passing through other land and not being protected by registered easement or by statutory authority;

(11)	the physical state and condition of the Assets prior to the Agreement Date or any fair wear and tear between the Agreement Date and Completion; and

(12)	any of the matters disclosed in clause 8.2.

8.2	BEEC
Without limiting any provision in this clause 8, the Purchaser:

(a)	confirms that before entering into this agreement the Purchaser has been provided with the BEEC and has relied entirely on its own enquiries and satisfied itself in relation to the BEEC;

(b)	acknowledges that the Vendor is relying on the Purchaser’s acknowledgement and agreement in this clause 8.2.

8.3	Requirements of Authorities

(a)
    The Purchaser is liable for all requirements of Authorities relating to the Property issued after the Agreement Date, except for any requirements of Authorities which arise as a result of the acts of the Vendor after the Agreement Date.

(b)	The Vendor is liable for all requirements of Authorities relating to the Assets (other than requirements that are the responsibility of Tenants) issued before the Agreement Date.

9	Leases

9.1	Sale subject to Leases
The Land is sold subject to the Leases.

9.2	Vendor to perform up to Completion
Between the Agreement Date and Completion, the Vendor must observe and perform all the Vendor's obligations contained or implied in the Leases.

9.3	Assignment of Leases

(a)
The Vendor assigns to the Purchaser and the Purchaser takes an assignment of the Leases including the benefit of all covenants and obligations on the part of each Tenant in favour of or enforceable by the Vendor in every Lease whether or not the same touch and concern or run with the land.

(b)	The assignment pursuant to clause 9.3(a) takes effect upon and from Completion.

(c)
The Vendor will execute and deliver to the Purchaser at Completion a notice in the form of the notice in Schedule 5 in favour of each Tenant giving to that Tenant written notice of the assignment to the Purchaser of the benefit of the relevant Lease.

(d)	Any notice required under clause 9.3(c) must be prepared by the Purchaser and delivered to the Vendor for execution by the Vendor within a reasonable time prior to Completion.

9.4	Arrears not assigned

(a)
Despite clause 9.3, the Vendor does not assign to the Purchaser the Vendor's rights to receive, recover or sue for any moneys owing under the Leases in respect of any period prior to Completion. If the Purchaser does receive after Completion any moneys owing under the Leases in respect of any period prior to Completion then the Purchaser will promptly forward those moneys to the Vendor.

(b)
For the purposes of clause 9.4(a), the Purchaser will at the cost of the Vendor provide to the Vendor such assistance as the Vendor may reasonably request, for example, producing records and executing documents which may reasonably be required for the prosecution of any proceedings against any Tenant for the recovery of any moneys owing under the Leases in respect of any period prior to Completion.

9.5	Purchaser Bound

(a)	The Purchaser covenants and agrees that, as and from Completion, the Purchaser is bound by the Leases as though the Purchaser was named as the lessor or licensor (as appropriate) in the Leases.

(b)	The Purchaser must:

(1)	if required by the terms of any Lease or in relation to any deed dealing with Outstanding Incentives; or

(2)	if a Lease is not or will not be registered, prior to the transfer of Property to the Purchaser, execute and deliver to the Vendor at Completion a Covenant Deed in favour of each Tenant in the form of the document in Schedule 4.

(c)	Any Covenant Deed required under clause 9.5(b) must be prepared by the Vendor and delivered to the Purchaser for execution within a reasonable time prior to Completion.

(d)
In relation to any deed dealing with Outstanding Incentives or any Lease which is executed but the term has not commenced prior to Completion, or any occupation licence for any part of the Assets the Covenant Deed must include mutual covenants by the Tenant in favour of the Purchaser. The parties must use their reasonable endeavours to procure those Tenants to execute the Covenant Deed prior to Completion but the Vendor or the Purchaser must not delay Completion if they are not signed by Completion and the parties will use reasonable endeavours to have them signed after Completion.

9.6	Indemnity

(a)
The Vendor hereby indemnifies and must keep the Purchaser forever indemnified from any loss, damage, Claim, proceeding, costs (including legal costs on a solicitor and own client basis) and expenses arising after Completion as a result of the Vendor not duly observing and performing before Completion any of the landlord's obligations under the Leases.

(b)
The Purchaser hereby indemnifies and must keep the Vendor forever indemnified from any loss, damage, Claim, proceeding, costs (including legal costs on a solicitor and own client basis) and expenses arising after Completion as a result of the Purchaser not duly observing and performing after Completion any of the lessor's obligations under the Leases.

9.7	Purchaser acknowledges Tenants' fixtures
The Purchaser acknowledges that:

(a)	certain fixtures, fittings, plant and equipment on or within the Building have been installed by or on behalf of the Tenants;

(b)	Tenants or their financiers may have rights at law or under the Leases to remove those fixtures, fittings, plant and equipment;

(c)
the Purchaser is not entitled to make any objection, requisition, Claim for compensation, delay completion or rescind or terminate the agreement in relation to any such fixtures fittings plant or equipment; and

(d)	the Vendor will provide reasonable assistance to the Purchaser for the Purchaser to identify the fixtures, fittings, plant and equipment referred to in this clause 9.7.

9.8	Management of Property until Completion
From the Agreement Date until Completion, the Vendor must use the Assets with reasonable care and, subject to clause 9.12, manage the Assets and enforce the Leases in a proper and businesslike way in the ordinary course of ordinary business.

9.9	Re-execution of Tenancy Documents
If the Vendor requests the Purchaser to do so, the Purchaser must within a reasonable time after a request, execute a new lease as landlord in respect of a Lease if:

(a)	because of the transfer of the Land to the Purchaser, the existing Lease is not registrable after Completion or if the Lease will not be lodged until after Completion; and

(b)	the Tenant under the existing Lease has executed a new Lease as lessee; and

(c)	the terms of the new Lease are identical to the existing Lease except that the name of the landlord is the Purchaser in place of the Vendor.

9.10	Unregistered Tenancy Documents
The Purchaser must lodge an Unlodged Lease for registration before registration of the transfer of the Land to the Purchaser if:

(a)	before Completion the Vendor gives the Purchaser written notice of the unregistered Tenancy Document; and

(b)	on Completion the Vendor gives the Purchaser the unregistered Tenancy Document executed and in registrable form, together with the registration fees.

9.11	Unlodged Leases at Completion

(a)
In respect of each Unlodged Lease which is fully executed but not registered at Completion, the Vendor must deliver to the Purchaser at Completion the executed copies of it (in registrable form) and any money held by the Vendor on account of its registration, and the Purchaser must promptly:

(1)	after Completion, arrange for the Unlodged Lease to be lodged at the Titles Office for registration immediately preceding the Transfer;

(2)	after registration, forward the Tenant's copy of each Unlodged Lease to the relevant Tenant or its solicitor.

(b)
In respect of each Lease which does not require registration, the Purchaser acknowledges that the Vendor does not propose to register those Leases but the Vendor must deliver to the Purchaser at Completion any copy of those Leases in the possession of the Vendor.

9.12	Proposed Matters

(a)	The Vendor must not, after the Agreement Date, enter into or consent to a Proposed Matter without the prior written consent of the Purchaser.

(b)
If the Vendor wishes to undertake a Proposed Matter the Vendor must give written notice to the Purchaser of that Proposed Matter including the nature of the proposal and the proposed commercial terms for that proposal and, where applicable:

(1)	the names and addresses of any proposed Tenant and guarantor;

(2)	any material received from the proposed Tenant for the purpose of establishing that the proposed Tenant is a suitable, responsible and solvent person.

(c)
The Purchaser must, within 5 Business Days after the Vendor gives the Purchaser notice of the Proposed Matter and (if relevant) the detail referred to in clause 9.12(b), notify the Vendor whether or not it consents to the Proposed Matter. If the Purchaser fails to notify the Vendor as required by this clause 9.12(c), the Purchaser will be taken to have consented to the Proposed Matter.

9.13	Approved Matters

(a)
If the Purchaser consents or is deemed to have consented to a Proposed Matter the Vendor may undertake that matter as an Approved Matter and the sale of the Assets is made subject to any Approved Matter.

(b)
The Vendor may enter into and sign the documents required to record a dealing relative to an Approved Matter. If the documents required to record a dealing relevant to an Approved Matter have not been signed by Completion, the Purchaser agrees to sign, as landlord, those documents required to record that dealing after Completion and, where relevant, cause the dealing to be registered.

9.14	Incentives

(a)	The Vendor is responsible for the Outstanding Incentives.

(b)	If at the time of Completion there are Outstanding Incentives:

(1)	the Parties must make an adjustment to the Sale Price by deducting from the Balance Sale Price the Outstanding Incentives Amount; and

(2)	the Purchaser assumes all liability for and must pay, provide, allow or perform all Outstanding Incentives after Completion.

(c)	The Purchaser is responsible for and must pay, provide, allow or perform in full the Purchaser’s Incentives.

(d)	The Purchaser must pay to the Vendor at Completion any amounts paid, allowed or otherwise credited by the Vendor to Tenants in respect Purchaser’s Incentives.

(e)	This clause 9.14 does not merge on Completion.

9.15	Expired leases
The Purchaser must not require the Vendor to have removed from the title to the Land leases which have expired or been terminated or surrendered. The Vendor must:

(a)
    provide to the Purchaser on or before Completion such documents (including declarations) as may reasonably be required by the Purchaser to enable their removal from the title to the Land (which must be prepared by the Purchaser); and

(b)	provide reasonable assistance to the Purchaser post completion to have any expired, terminated or surrendered leases removed (at the reasonable cost of the Purchaser).

10	Lease Guarantees

10.1	Assignment to Purchaser

(a)
To the extent it can lawfully do so, the Vendor assigns to the Purchaser and the Purchaser takes an assignment of the Lease Guarantees including the benefit of all covenants and obligations on the part of each guarantor in favour of or enforceable by the Vendor in every Lease Guarantee.

(b)	The assignment pursuant to this clause 10.1 takes effect only upon and from Completion.

(c)
The Vendor will execute and deliver to the Purchaser at Completion a notice in the form of the notice in Schedule 6 in favour of each guarantor under a Lease Guarantee giving to that guarantor written notice of the assignment to the Purchaser of the benefit of the relevant guarantee.

(d)	Any notice required under clause 10.1(c) must be prepared by the Purchaser and delivered to the Vendor for execution by the Vendor within a reasonable time prior to Completion.

10.2	Bank Guarantees
Where a Lease Guarantee is in the form of a Bank Guarantee:

(a)	the Purchaser acknowledges that it is aware of the content of the Bank Guarantee;

(b)
if the Lease requires a Tenant to do so, the Vendor will request the Tenant to produce, within a reasonable time after Completion, a replacement Bank Guarantee in favour of the Purchaser on similar terms to the Bank Guarantee held by the Vendor;

(c)	where a Bank Guarantee may not lawfully be assigned and clause 10.2(b) does not apply:

(1)
after Completion the Vendor holds its rights under the Bank Guarantee for the benefit of the Purchaser and must at the cost and risk of the Purchaser do whatever is reasonable to enable the Purchaser to enjoy that benefit; and

(2)
the Vendor must deliver to the Purchaser on Completion a notice in the form of the notice in Schedule 7 to each bank which has issued such a Bank Guarantee asking it to redraw the Bank Guarantee in favour of the Purchaser. Any notice required under this clause 10.2(c)(2) must be prepared by the Purchaser and delivered to the Vendor for execution by the Vendor within a reasonable time prior to Completion. The Vendor does not warrant that the banks are obliged to or will comply with that request.

10.3	Dealing with Lease Guarantees

(a)
Between the Agreement Date and Completion the Vendor must not, other than as permitted in clause 10.3(b), make a claim under, deduct, appropriate, refund, apply or release any Lease Guarantee, or any part of it held by it under the Leases.

(b)	The Vendor may make a claim under, deduct, appropriate or apply a Lease Guarantee where the Tenant, whose performance under its Lease is the subject of that Lease Guarantee has:

(1)	abandoned or vacated the premises the subject of its Lease; and

(2)	ceased paying Rent.

(c)
The parties must, when calculating and effecting any adjustment to the Sale Price, deduct an amount equal to the aggregate of all Security Deposits in the nature of cash deposits (if any) held by the Vendor at Completion.

10.4	Indemnity
On and from Completion, the Purchaser indemnifies the Vendor against any liability or loss arising from, and any costs, charges and expenses incurred in connection with:

(a)
any Claim from a Tenant arising from the failure to return the whole or any part of a Bank Guarantee or a Security Deposit which the Vendor gives to the Purchaser or adjusts in the Purchaser's favour on Completion; and

(b)	anything done by the Vendor under clause 10.2(c)(1).

11	Incentive Deeds

(a)
To the extent it can lawfully do so, the Vendor assigns to the Purchaser and the Purchaser takes an assignment of the Vendor’s interest in the Incentive Deeds. The assignment pursuant to this clause 11(a) takes effect only upon and from Completion.

(b)
Where there is an Outstanding Incentive, the Purchaser must sign a deed in favour of the Incentive recipient and the Vendor assuming the Vendor’s liability for the relevant Outstanding Incentive and agreeing to comply with the Vendor’s obligations which remain to be performed under the Lease or the Incentive Deed (as applicable) relevant to the Outstanding Incentive. The deed must be substantially in the form required under the Lease or Incentive Deed (as applicable) and if no specific form is required, substantially in the form reasonably required by the Vendor.

(c)
The Purchaser hereby indemnifies and must keep the Vendor forever indemnified from any loss, damage, Claim, costs (including legal costs on a solicitor and own client basis) and expenses arising from or as a result of the Purchaser in title not duly discharging the Outstanding Incentives after Completion.

(d)
The Vendor hereby indemnifies and must keep the Purchaser forever indemnified from any loss, damage, Claim, costs (including legal costs on a solicitor and own client basis) and expenses arising from or as a result of the Vendor not duly discharging before Completion any Incentives, but excluding the Outstanding Incentives adjusted under this agreement.

12	Service Agreements

12.1	Dealing with Service Agreements
To the extent that it is able to do so, the Vendor will:

(a)	novate the Assigned Service Agreements to the Purchaser with effect from Completion; and

(b)	terminate the Terminated Service Agreements with effect from Completion.

12.2	Novation of Assigned Service Agreements
In respect of the Assigned Service Agreements, the Purchaser must:

(a)	if asked by the Vendor (before or after the Completion Date), enter into a deed of novation of the Assigned Service Agreements; and

(b)	comply with the Vendor’s obligations under the Assigned Service Agreements arising after the Completion Date.

12.3	Deeds of Novation
For the purposes of clause 12.2, the Vendor must:

(a)	prepare a deed of novation (in the form set out in Schedule 16) for each of the Assigned Service Agreements;

(b)	deliver a counterpart of the deed of novation to the relevant contractor under the Assigned Service Agreement and to the Purchaser; and

(c)	make all reasonable efforts to have the contractor under the relevant Assigned Service Agreement execute the deed of novation, however, subject to clause 12.4, the Vendor is not liable to the Purchaser if the contractor does not agree to do so or delays in doing so.

12.4	No termination or novation
If a Service Agreement has not been terminated or novated to the Purchaser, then from the Completion Date:

(a)	the Vendor:

(1)	to the extent that it is able, assigns the benefit of the Service Agreement to the Purchaser;

(2)
for a period of 6 months post completion, hold its rights under the Service Agreement for the benefit of the Purchaser and must at the cost and risk of the Purchaser do whatever is reasonable to enable the Purchaser to enjoy that benefit; and

(3)
if the Vendor is unable to assign the benefit of the Service Agreement to the Purchaser, appoints the Purchaser to be the Vendor’s agent to exercise a right of termination in the Service Agreement; and

(b)	the Purchaser must:

(1)	comply with the Vendor’s obligations under the Service Agreement; and

(2)	indemnify the Vendor against any costs incurred by the Vendor due to:

(A)	the exercise by the Purchaser of its right to terminate a Service Agreement under clause 12.4(a)(3); and

(B)	the Purchaser’s breach of clause 12.4(b)(1).

12.5	No objection by Purchaser
The Purchaser may not make any Claim, delay settlement of the agreement, seek a reduction in price, rescind or terminate in respect of anything contained in a Service Agreement or because a Service Agreement is terminated or not novated, provided that the Vendor has complied with its obligations under clauses 12.1 to 12.3.

12.6	Delivery of Service Agreements
On the Completion Date, the Vendor must provide to the Purchaser the original counterparts (or copies where these are not available) of the Service Agreements which are not being terminated at the Completion Date and are in the Vendor’s possession.

12.7	Delivery of notice
If clause 12.4 applies, the Vendor must deliver to the Purchaser on the Completion Date a notice from the Vendor to the relevant contractor (in the form set out in Schedule 17) under each Service Agreement (other than where they have been terminated by the Vendor) advising that the Vendor has so far as it is able, assigned its interest in the Service Agreements to the Purchaser. The Purchaser must deliver the notice to the relevant contractor promptly after the Completion Date.

13	Other Assignments

13.1	Building and FF&E Warranties

(a)
To the extent that the Vendor holds rights in connection with warranties given by any supplier or manufacturer of the Building or the FF&E, to the extent permitted by law the Vendor assigns those rights to the Purchaser, such assignment to take effect only upon and from Completion.

(b)
To the extent that warranties given by any supplier or manufacturer of the Building or the FF&E are not assignable, for a period of 6 months after Completion the Vendor holds its rights under the warranties for the benefit of the Purchaser and must at the cost and risk of the Purchaser do whatever is reasonable to enable the Purchaser to enjoy that benefit.

14	Warranties

14.1	Warranties by the Vendor
The Vendor gives the Warranties in favour of the Purchaser. The Warranties are given subject to the qualifications and limitations in clause 15.

14.2	Reliance
The Vendor acknowledges that the Purchaser has entered into this agreement in reliance on the Warranties.

14.3	No Warranties about Certain Lease Matters
Other than as expressly set out in this agreement the Vendor does not give any warranty and the Purchaser must satisfy itself:

(a)	as to the adequacy of any Lease;

(b)	as to the financial capacity or prospects of any Tenant;

(c)	that the Tenants will, after the Agreement Date or after Completion, comply with and duly discharge their obligations under the Leases;

(d)	as to the validity or enforceability of any Lease Guarantees.

14.4	Disclosure
If before Completion, the Vendor becomes aware of any fact, matter or circumstance which results in or is reasonably likely to result in a Warranty that was given at the Agreement Date becoming inaccurate as at Completion, it must promptly provide to the Purchaser notice describing that fact, matter or circumstance in reasonable detail.

15	Qualifications and limitations on Warranty Claims

15.1	Disclosure

(a)	The Purchaser is aware of and will be treated as having actual knowledge of, all facts, matters and circumstances that:

(1)	are provided for or described in this agreement;

(2)	are disclosed or referred to in the Disclosure Material;

(3)	are disclosed on any public record (being any records maintained by any Authority that are available for inspection by the public);

(4)	are within the actual knowledge of the Purchaser (or any of its advisers in relation to the Assets or the transaction contemplated in this agreement) on or prior to the Agreement Date; and

(5)	would reasonably be expected to have been known by the Purchaser on or prior to the Agreement Date having regard to its knowledge (and the knowledge of its advisers).

(b)
The Warranties are given subject to the disclosures or deemed disclosures described in clause 15.1(a). The Vendor has no liability under the Warranties to the extent that disclosure is made or is deemed to have been made against the Warranties under this clause 15.1(a).

(c)
The Purchaser must not make a Warranty Claim, and it shall not be a breach of Warranty, if the facts, matters or circumstances giving rise to such Warranty Claim are disclosed or are deemed to have been disclosed under clause 15.1(a).

15.2	No reliance
The Purchaser acknowledges, represents and warrants to the Vendor that:

(a)	the Purchaser has inspected the Land and all Assets including the Building and other improvements on the Land and the Purchaser accepts the Assets in their condition at the Agreement Date;

(b)
at no time has the Purchaser relied on any representation, warranty, promise, undertaking or statement made or given by the Vendor or any person on its behalf, including in the Disclosure Material, except those expressly set out in this Agreement;

(c)	no representations, warranties, promises, undertakings, statements (including in the Disclosure Material) or conduct made or given by the Vendor or any person on its behalf:

(1)	have induced or influenced the Purchaser to enter into this Agreement, or to agree to any terms or conditions of this Agreement;

(2)	have been relied on in any way as being accurate or complete by the Purchaser;

(3)	have been warranted to the Purchaser as being true; or

(4)	have been taken into account by the Purchaser as being important to its decision to enter into, or agree to any or all of the terms of, this Agreement, except those expressly set out in this Agreement;

(d)	it has entered into this Agreement after a review of the Disclosure Material;

(e)
where the Warranties or the representations, warranties, promises, undertakings and statements expressly made or given by the Vendor in this Agreement conflict with its own searches, investigations, enquiries and evaluations in respect of the Assets, it has relied on the latter; and

(f)
it has had independent legal, accounting, financial, technical, industry and other relevant expert advice relating to the Assets, the purchase of the Assets and to the terms of this Agreement, including the terms of this clause.

15.3	Opinion, estimates and forecasts
The Parties acknowledge that the Vendor is under no obligation to provide the Purchaser or its advisers with any information on the future financial performance or prospects of the Assets. If the Purchaser has received opinions, estimates, projections, business plans, budget information or other forecasts in respect of the Assets, the Purchaser acknowledges and agrees that:

(a)	there are uncertainties inherent in attempting to make these estimates, projections, business plans, budgets and forecasts and the Purchaser is familiar with these uncertainties;

(b)	the Purchaser is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, business plans, budgets and forecasts furnished to it; and

(c)	the Vendor is not liable under any Claim arising out of or relating to any opinions, estimates, projections, business plans, budgets or forecasts in respect of the Assets.

15.4	Maximum and minimum amounts

(a)	The Vendor is not liable under a Warranty Claim unless the amount finally agreed or adjudicated to be payable in respect of that Claim:

(1)	exceeds $50,000; and

(2)
either alone or together with the amount finally agreed or adjudicated to be payable in respect of other Claims that satisfy clause 15.4(a)(1) in relation to the Assets the subject of this agreement exceed $500,000 in aggregate.

(b)	Despite anything else in this agreement, the maximum aggregate amount that the Vendor is required to pay in respect of all Warranty Claims whenever made, is limited to:

(1)	in respect of the Warranty in clause 3 of Schedule 2, the Sale Price;

(2)
in respect of all other Warranties, an amount equal to 2% of the Sale Price of the Assets the subject of this agreement. For the avoidance of doubt, the Sale Price cannot be aggregated with the sale prices of the properties the subject of the Contemporaneous Contracts.

15.5	Time limits
The Vendor is not liable under a Warranty Claim unless:

(a)	the Purchaser notifies the Vendor of the Warranty Claim in accordance with clause 16.1 by:

(1)	in respect of Warranties in clauses 1 and 3 of Schedule 2, the date that is the earlier of the date of registration of the Transfer and 1 month after Completion; and

(2)	for all other Warranties, 9 months after Completion; and

(b)	within 3 months (or such longer period as may be agreed) of the date the Purchaser notified the Vendor of the Warranty Claim under clause 16.1:

(1)	the Warranty Claim has been agreed, compromised or settled; or

(2)	the Purchaser has issued and served legal proceedings against the Vendor in respect of the Warranty Claim.

15.6	Mitigation of Loss

(a)	The Purchaser must:

(1)	take all reasonable actions to mitigate any loss which may give rise to a Warranty Claim, but is not required to take legal action or initiate proceedings against any person; and

(2)	subject to clause 15.6(a)(1), not omit to take any reasonable action which would mitigate any loss which may give rise to a Warranty Claim.

(b)
If the Purchaser does not comply with clause 15.6(a) and compliance with clause 15.6(a) would have mitigated the loss, the Vendor is not liable for the amount by which the loss would have been reduced.

15.7	Independent limitations
Each qualification and limitation in this clause 15 is to be construed independently of the others and is not limited by any other qualification or limitation.

15.8	No double claims
The Vendor is not liable under a Claim for any Loss that the Purchaser recovers, or is compensated for, under any other agreement or deed with the Vendor or from any third party.

16	Procedures for dealing with Warranty Claims

16.1	Notice Procedure

(a)
If the Purchaser wishes to make a Warranty Claim the Purchaser must promptly upon becoming aware of the Claim notify the Vendor in writing that it considers that it has a Warranty Claim which exceeds the applicable thresholds set out in clause 15.4(a).

(b)	The Purchaser must include in a notice given under clause 16.1(a) all relevant details (including the amount) then known to a Purchaser of:

(1)	the Warranty Claim; and

(2)	the events, matters or circumstances giving rise to the Warranty Claim.

(c)
If the Warranty Claim relates to a demand or claim by a third party, the Purchaser must include in a notice given under clause 16.1(a) an extract of any part of a demand or claim that identifies the liability or amount to which the Claim relates or other evidence of the amount of the demand or claim to which the Claim relates.

(d)	The Purchaser must also, on an ongoing basis, keep the Vendor informed of all developments in relation to the Warranty Claim notified under this clause 16.

(e)
If the Purchaser does not fully comply with this clause 16 in respect of a Warranty Claim, the Vendor is not liable under the Claim to the extent that the non-compliance has increased the amount of the Warranty Claim.

17	Purchaser's Warranties

(a)	The Purchaser gives the Purchaser Warranties in favour of the Vendor on the Agreement Date.

(b)	The Purchaser acknowledges that the Vendor has entered into this agreement in reliance on the Purchaser Warranties.

(c)	Each Purchaser Warranty is to be construed independently of the others and is not limited by reference to any other Purchaser Warranty.

18	Default

18.1	Purchaser in default
If the Purchaser fails to pay the Final Deposit or the Balance Sale Price or defaults in the observance or performance of any of the other obligations imposed on it under or by virtue of this agreement and does not remedy the default within 14 days of receiving a notice from the Vendor setting out the default and what is required to remedy the default, the Vendor, in addition to any other rights the Vendor has, may:

(a)	affirm this agreement; or

(b)	terminate this agreement.

18.2	If Vendor Affirms
If the Vendor affirms this agreement the Vendor may:

(a)	sue the Purchaser for damages for breach of agreement or for specific performance and damages in addition to or instead of damages for breach; and

(b)
recover from the Purchaser as a liquidated debt the Final Deposit or any part of it that the Purchaser has failed to pay and shall pay the Final Deposit or any part of it which is recovered to the Purchaser’s Solicitors.

18.3	If Vendor Terminates

(a)	If the Vendor terminates this agreement the Vendor may elect to:

(1)	declare the Final Deposit forfeited and sue the Purchaser for breach; or

(2)	declare the Final Deposit forfeited and resell the Assets as owner.
In either case the Vendor may recover from the Purchaser as a liquidated debt the Final Deposit or any part of it which has not been paid by the Purchaser.

(b)
In the event that the Vendor elects to resell the Assets pursuant to clause 18.3(a)(2) the Vendor may recover from the Purchaser the deficiency (if any) arising on such resale and all expenses of and incidental to such resale or any attempted resale.

(c)	The Vendor may retain any money paid by the Purchaser on account of the sale as security for any damages liquidated or otherwise awarded to the Vendor for the Purchaser's default.

18.4	Purchaser to pay costs of default
The Purchaser must pay any reasonable costs and expenses incurred by the Vendor due to the failure of the Purchaser to observe or perform any of the terms and conditions of this agreement.

18.5	If Vendor Terminates
If the Vendor terminates this agreement then the Purchaser must return to the Vendor all documents and other materials obtained from the Vendor.

18.6	Insolvency
If the Purchaser is a corporation and before Completion:

(a)	it enters into a scheme;

(b)	it makes any arrangement for the benefit of creditors;

(c)	an order is made to wind up the party;

(d)	a liquidator, administrator or official manager is appointed in respect of the party;

(e)	a mortgagee enters into possession of all or a substantial part of the assets of the party;

(f)	it is deemed by any relevant legislation to be unable to pay its debts; or

(g)	a receiver, receiver and manager or agent of a mortgagee is appointed to all or a substantial part of the assets of the party, then the Purchaser is in default under this agreement and the Vendor may, by written notice to the Purchaser, terminate this agreement.

19	Confidentiality and Announcements

19.1	Confidentiality

(a)
Each party (recipient) shall keep secret and confidential, and shall not divulge or disclose any information relating to another party or its business (which is disclosed to the recipient by the other party, its representatives or advisers) or this agreement (including the existence of this agreement) other than to the extent that:

(1)	the information is in the public domain as at the Agreement Date (or subsequently becomes in the public domain other than by breach of any obligation of confidentiality binding on the recipient);

(2)
the recipient is required to disclose the information to any governmental agency, by applicable law or any recognised stock exchange on which its shares or the shares of any of its related bodies corporate are listed, provided that the recipient has consulted with the provider of the information as to the form and content of the disclosure;

(3)	prior to Completion, the Vendor discloses to key suppliers, employees and governmental agencies some or all of the following information:

(A)	the fact of the sale;

(B)	the identity of the Purchaser; and

(C)	the expected Completion Date and the progress of steps preparatory to Completion;

(4)
the disclosure is made by the recipient to its financiers or lawyers, accountants, investment bankers, consultants or other professional advisers (including directors, partners, officers and employees of its advisers) to the extent necessary to enable the recipient to properly perform its obligations under this agreement or to conduct their business generally, in which case the recipient shall take reasonable steps to ensure that such persons keep the information secret and confidential and do not divulge or disclose the information to any other person;

(5)
the disclosure is to any one or more of the unit holders of the Vendor or is to any related body corporate, entity, trustee or fund (including any one or more of the direct or indirect shareholders or unit holders of any such bodies corporate, entities, trustees or funds);

(6)	the disclosure is by the Purchaser to current investors or proposed investors in the Purchaser;

(7)	the disclosure is required for use in legal proceedings regarding this agreement; or

(8)	the non-disclosing party has consented in writing prior to the disclosure.

(b)
Each recipient shall take reasonable steps to ensure that its directors, officers, employees, agents, representatives, related bodies corporate and investors comply in all respects with the recipient's obligations under this clause 19.1.

(c)
From Completion, the Purchaser may disclose confidential information relating to the Assets except to the extent that such information relates to the Vendor or its related bodies corporate, entities or funds, or their businesses.

19.2	Joint announcement
A party may not:

(a)	make any public announcement or statement;

(b)	give an interview; or

(c)	issue any public document (including any memorandum or release to the media, a stock exchange or to potential investors), relating to this agreement (including the fact that the parties have executed this agreement) the transactions contemplated in it or the Assets unless it is given jointly on behalf of both parties, the other party has consented to the terms of the joint disclosure, including to the form and content of that disclosure, the person to whom it will be made and when, or unless the disclosure would be permitted under an exemption in clauses 19.1(a)(1) or 19.1(a)(2). For the purposes of this clause "public" includes any person other than an existing direct or indirect shareholder or unit holder of a party.

19.3	Override
Notwithstanding anything to the contrary contained in clause 19, the Vendor, its directors, officers, employees, advisers and affiliates (including any directors, partners, officers and employees of advisers) shall be permitted to disclose in press releases, United States of America Securities and Exchange Commission (SEC) and other filings with governmental authorities, financial statements and other communications such information regarding the transaction contemplated by this agreement and any such information relating to the Assets as may be necessary or advisable to comply with any applicable federal or state securities laws, rules, or regulations (including SEC rules and regulations), generally accepted accounting principles, or other accounting rules or procedures or in accordance with the Trust’s parent company, Hines Global REIT Inc.’s, prior custom, practice, or procedure.

20	Notices

20.1	Form of Notice
A notice or other communication to a party under this agreement (Notice) must be:

(a)	in writing and in English and signed by or on behalf of the sending party; and

(b)	addressed to that party in accordance with the details nominated in Schedule 1 (or any alternative details nominated to the sending party by Notice).

20.2	How Notice must be given and when Notice is received

(a)	A Notice must be given by one of the methods set out in the table below.

(b)	A Notice may be given to or by a party’s solicitor.

(c)	A Notice is regarded as given and received at the time set out in the table below.

(d)
However, if this means the Notice would be regarded as given and received outside the period between 9.00am and 5.00pm (addressee’s time) on a Business Day (business hours period), then the Notice will instead be regarded as given and received at the start of the following business hours period.

Method of giving Notice	When Notice is regarded as given and received
By hand to the nominated address	When delivered to the nominated address
By pre‑paid post to the nominated address	At 9.00am (addressee’s time) on the fifth Business Day after the date of posting
By email to the nominated email address	When the email (including any attachment) comes to the attention of the recipient party or a person acting on its behalf.

21	General

21.1	Risk
The Assets shall be at the risk of the Purchaser on and from the Agreement Date.

21.2	Assignment
No party may assign the whole or any part of this agreement without the prior written consent of the other, which consent may be withheld in the relevant party's absolute discretion.

21.3	Further assurances
The parties agree to sign, execute and complete all further assurances and documents and to do all other things reasonably required to complete the matters set out in or contemplated by this agreement.

21.4	Enforceability and severance

(a)
Any provision of this agreement or the application of any provision of this agreement which is prohibited in any jurisdiction is ineffective in that jurisdiction only to the extent of that prohibition.

(b)
Any provision of this agreement or the application of any provision of this deed which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

(c)
To the extent necessary to give full effect to this agreement, any part of this agreement which is prohibited, ineffective or is void, illegal or unenforceable, that part will be severed from this agreement and will not affect the continued operation of the rest of this agreement.

21.5	Non merger
Nothing in this agreement merges, extinguishes, postpones, lessens or otherwise prejudicially affects:

(a)	any provision or indemnity in favour of a party contained in this agreement or any other agreement; or

(b)	any right, power, authority, discretion or remedy which a party may have against the other party at any time.

21.6	Cumulative rights
The rights and remedies arising out of or under this agreement are cumulative and additional to any rights and remedies provided in law or equity.

21.7	Waiver

(a)	Waiver of any right, power, authority, discretion or remedy arising upon default under this agreement must be in writing and signed by the party granting the waiver.

(b)
A failure or delay in exercise, or partial exercise, of a right, power, authority, discretion or remedy created or arising upon default under this agreement, does not result in a waiver of that right, power, authority, discretion or remedy.

(c)
A party is not entitled to rely on a delay in the exercise or non-exercise of a right, power, authority, discretion or remedy arising from a breach of this agreement or on a default under this agreement as constituting a waiver of that right, power, authority, discretion or remedy.

(d)	A party may not rely on any conduct of another party as a defence to exercise of a right, power, authority, discretion or remedy by that other party.

(e)	This clause 21.7 may not itself be waived except by writing.

21.8	Governing law and jurisdiction

(a)	This agreement is a contract made and construed in and in accordance with the laws of New South Wales.

(b)	Each party irrevocably waives any objection to the venue of any legal process on the basis that the process has been brought in an inconvenient forum.

(c)
Each party irrevocably waives any immunity in respect of its obligations under this agreement that it may acquire from the jurisdiction of any court or any legal process for any reason including the service of notice, attachment before judgment, attachment in aid of execution or execution.

21.9	Costs
Each party must bear its own costs of and incidental to the preparation and completion of this agreement.

21.10	Stamp duty

(a)	The Purchaser must pay any stamp duty in respect of the execution, delivery and performance of this agreement, the Transfer and any instrument or transaction contemplated by this agreement.

(b)	The Purchaser must pay any fine, interest, penalty or other costs in respect of a failure to:

(1)	pay any stamp duty referred to in clause 21.10(a);

(2)	lodge for stamping any instrument referred to in clause 21.10(a); and

(3)	make out and lodge any statement of a transaction referred to in clause 21.10(a).

(c)	The Purchaser indemnifies the Vendor for any amount payable under clause 21.10(a) or clause 21.10(b) or both.

21.11	Time not of the essence

(a)	Time is not of the essence of this agreement.

(b)
If Completion does not occur by the Completion Date, a party who is not in default and is ready, willing and able to proceed to Completion may serve a notice on the defaulting party at any time after 5.00pm on the Completion Date:

(1)	requiring the other party to complete not less than 14 days from (and including) the date of service of the notice; and

(2)	making time of the essence.

(c)	The party that served the notice may withdraw it at any time without prejudice to its right to serve a further notice.

(d)	If the defaulting party is the Purchaser, the Purchaser must pay to the Vendor interest accruing on the Balance Sale Price from the Completion Date in accordance with clause 5.4.

21.12	Variations
A variation of any term of this agreement must be in writing and signed by the parties.

21.13	Attorneys
Each of the attorneys executing this agreement states that the attorney has no notice of the revocation of the power of attorney appointing that attorney.

21.14	Counterparts

(a)
This agreement may be executed in any number of counterparts (including facsimile or email counterparts). Each counterpart is deemed an original and all the counterparts together constitute one instrument, which is deemed to be dated on the earlier of the date of exchange or the date acceptance is communicated in writing (including by facsimile or email transmission).

(b)	By signing this agreement, the parties agree and acknowledge that:

(1)	it is reasonable for the parties to expect that information in respect of this agreement and the Assets provided by electronic communication will be readily accessible by the other parties; and

(2)	the parties consent for the purposes of the Electronic Transactions Act 2000 (NSW) to information in respect of this agreement and the Assets being given by electronic communication.

22	Vendor’s Limitation of Liability

(a)
Subject to clause 22(e), the limitation of the liability of Hines (Aus) Nominees Pty Ltd ACN 605 498 093 (Hines) in this clause 22 applies despite any other provision of this agreement and extends to all liabilities and obligations of Hines in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this agreement.

(b)	Hines enters into this agreement only in its capacity as trustee of the Hines Global REIT Victoria Trust (Trust) and in no other capacity.

(c)	A liability of Hines arising under or in connection with this agreement can be enforced only to the extent:

(1)	of the rights which Hines has against the assets of the Trust; and

(2)	otherwise to which Hines is entitled to be and is in fact indemnified for that liability out of the assets of the Trust.

(d)
The Purchaser may not sue Hines personally or seek the appointment of a liquidator, receiver or similar person to Hines or prove in any liquidation, administration or arrangement of or affecting Hines.

(e)
The provisions of this clause will not apply to any obligation or liability of Hines to the extent that it is not satisfied out of the assets of the Trust due to a reduction in the extent of Hines’ indemnification out of the assets of the Trust that results from Hines’ fraud, gross negligence, or breach of trust.

(f)
The Purchaser acknowledges that Hines incurs the obligations under this agreement solely in its capacity as trustee of the Trust and that Hines will cease to have any obligation under this agreement if Hines ceases for any reason to be the trustee of the Trust.

(g)
The Purchaser acknowledges and agrees that no attorney, agent or such other person appointed by Hines has authority to act on behalf of Hines in such manner as to expose Hines to any personal liability (whether under clause 22(e) or otherwise).

(h)
The parties acknowledge and agree that, despite any other provision of this agreement, Hines is not obliged to execute any document, or take or refrain from taking any action under this agreement, or exercise or refrain from exercising any power under this agreement, unless its liability is limited in the manner set out in this clause.

23	Purchaser’s Limitation of Liability

(a)	In this clause 23:

(1)	CPFL means Centuria Property Funds No.2 Limited ACN 133 363 185 in its capacity as Responsible Entity of the Trust within the meaning of the Corporations Act 2001 (Cth);

(2)	Trust means Centuria Urban REIT; and

(3)	Trust Deed means the deed which established the Trust.

(b)
CPFL enters into this agreement solely in its capacity as responsible entity of the Trust and will undertake all covenants, terms and conditions on its part to be observed or performed solely in that capacity. No debt, duty, liability or obligation arising under this agreement will accrue to, or be enforceable against, CPFL in its personal capacity.

(c)
CPFL is not required to satisfy any liability arising under or in respect of this agreement out of any funds, property or assets other than the extent to which it is entitled to and does actually obtain an indemnity from the responsible entity of the Trust or the assets of the Trust. However, this does not apply to the extent that the right of CPFL to be indemnified by the responsible entity of the Trust or from the assets of the Trust has been reduced by reason of fraud, negligence or wilful default by CPFL in the performance of CPFL's duties as responsible entity of the Trust.

(d)
If any party to this agreement other than CPFL does not recover all money owing to it in under this agreement it may not seek to recover the shortfall by bringing proceedings against CPFL in its personal capacity or applying to have CPFL wound up or proving in the winding up of CPFL except for cases of fraud, breach of a Purchaser’s warranty or wilful default.

(e)	CPFL is not obliged to do or refrain from doing anything under this agreement (including incurring any liability) unless its liability is limited in the same manner as set out in this clause.

24	OFAC AND AML

(a)
None of the Purchaser, its respective subsidiaries (if any), directors or officers, or to the best of the Purchaser’s knowledge any agent, employee, affiliate or person acting on behalf of the Purchaser or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is, targeted by or the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), or by the U.S. Department of State, or any sanctions imposed by the European Union (including under Council Regulation (EC) No. 194/2008), the United Nations Security Council, Her Majesty’s Treasury or any other relevant governmental entity (collectively, the “Sanctions”) and is not engaged in any activities sanctionable under the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, the Iran Sanctions Act, the Iran Threat Reduction and Syria Human Rights Act, or any applicable executive order; the Purchaser will not directly or indirectly use the proceeds from the sale, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person for the purpose of funding or facilitating any activities or business or transactions in Cuba, Iran, Syria, Sudan, North Korea, or any other country sanctioned by OFAC or for the purpose of funding any operations or financing any investments in, or make any payments to, any Person targeted by or subject to any Sanctions; the use of proceeds will be in compliance with and will not result in the breach by any Person of the Sanctions; and the Purchaser further covenants not to engage, directly or indirectly, in any other activities that would result in a violation of Sanctions by any Person (including the Lenders).

(b)
Without limiting 24(a) (“OFAC and AML”) the operations of the Purchaser and its subsidiaries are and have been conducted at all times in compliance with applicable anti-money laundering statutes of all jurisdictions, including, without limitation, all U.S. anti-money laundering laws, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Purchaser or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Purchaser, threatened.

(c)
The Purchaser, its subsidiaries, any director, officer, agent, employee, affiliate or other person acting on behalf of the Purchaser or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, as amended, and the rules and regulations thereunder, including, without limitation, using any corporate funds for any unlawful contribution, gift, entertainment or other unlawful payment to any foreign or domestic government official or employee from corporate funds, and making any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

25	Rent Shortfall Guarantee

25.1	Payment of Rent Shortfall Payment

(a)
The Vendor must pay the Rent Shortfall Payment in respect of the Rental Shortfall Vacant Tenancies and Negotiated Leases for each Payment Period during the Rent Shortfall Guarantee Period to the Purchaser in accordance with this clause 25.

(b)	At the end of each Payment Period, the Purchaser must give the Vendor:

(1)
in respect of any Rental Shortfall Vacant Tenancy, the Purchaser’s calculation of the Rent Shortfall Payment for that Payment Period, including documents and other evidence reasonably necessary to substantiate the Purchaser’s calculation; and

(2)	a tax invoice for the amount of the Rent Shortfall Payment being claimed.

(c)	Within 5 Business Days of receipt of a claim from the Purchaser under clause 25.1(b), the Vendor must either:

(1)	issue a written direction to the Vendor’s Solicitors to pay the amount claimed from the Retention Amount to the Purchaser; or

(2)	give notice to the Purchaser that it disagrees with the Purchaser’s calculation or has not been provided with sufficient details to verify the calculation.

(d)
If the Vendor gives a notice under clause 25.1(c)(2), the Vendor and the Purchaser must meet in good faith to determine the amount of the Rent Shortfall Payment payable to the Purchaser for the relevant Payment Period.

(e)
If the Vendor does not give a notice under clause 25.1(c) within the time required, the Vendor is deemed to have accepted the Purchaser's claim and the purchaser and the Vendor’s Solicitors are automatically authorised to pay the amount claimed from the Retention Amount to the Purchaser without further direction or authority, on demand by the Purchaser,

25.2	Post-Completion – New Leases

(a)
The Purchaser must use all reasonable endeavours throughout the Rental Shortfall Guarantee Period to source and secure tenants to enter into leases on reasonable market terms (including market incentive) for each Rental Shortfall Vacant Tenancy as soon as practicable after Completion. This clause 25.2(a) does not apply to any Rental Shortfall Vacant Tenancy which is either the subject of a new lease that has not commenced or is on Completion occupied by the relevant Tenant.

(b)
Where the Purchaser secures a tenant to enter into a lease for a Rental Shortfall Vacant Tenancy or where in relation to a Rental Shortfall Vacant Tenancy a Tenant is paying Rent, the Vendor’s liability to pay the Rent Shortfall Payment will:

(1)
in circumstances where the Effective Rent under the lease is less than the Rent Shortfall Payment for that respective Rental Shortfall Vacant Tenancy, be reduced by the Effective Rent secured under the lease for that Rental Shortfall Vacancy Tenancy; and

(2)
in circumstances where the Effective Rent under the lease is equal to or greater than the Rent Shortfall Payment for that respective Rental Shortfall Vacant Tenancy, be extinguished and no Rent Shortfall Payment will be payable by the Vendor.

25.3	Post-Completion – Leases under Negotiation

(a)
Where a Negotiated Lease is not executed by all parties by Completion the Rent Shortfall Guarantee Period for that Negotiated Lease will be 18 months from Completion. The Vendor and Purchaser acknowledge and agree that:

(1)
the Vendor will be responsible for continuing to manage, negotiate and procure the execution of each Negotiated Lease following Completion for a period of 1 month after Completion after which the Purchaser shall be entitled to and responsible for undertaking all dealings with the proposed tenant;

(2)	the Vendor must consult with the Purchaser and keep the Purchaser informed in relation to all matters relating to the Negotiated Lease;

(3)
the Purchaser shall not be obliged to enter into any lease or other arrangement with any proposed tenant under a Negotiated Lease except in accordance with the commercial terms set out in the relevant heads of agreement and draft tenancy documents disclosed by the Vendor to the Purchaser prior to the date of this agreement in respect of the relevant tenancy and otherwise in a form acceptable to the Purchaser acting reasonably; and

(4)
subject to compliance with clause 25.3(a)(3), the Purchaser will execute any lease or other arrangement with the proper tenant under a Negotiated Lease and the Purchaser will be responsible for all incentives payable under those documents.

(b)	Any:

(1)	Incentive payable under each Negotiated Lease;

(2)	leasing fees payable to any leasing agent engaged by the Vendor in connection with each Negotiated Lease, known as at the Date for Completion; and

(3)	legal fees payable under each Negotiated Lease,
as set out in Schedule 20 will be adjusted in favour of the Purchaser on Completion.

(c)	To the extent that any amount is not known or cannot be reasonably ascertained prior to Completion:

(1)
the Purchaser's reasonable estimate of the amount will in addition to the Retention Amount, be retained from the Balance Sale Price and held by the Vendor’s Solicitors in accordance with clause 26; and

(2)
the parties will within 21 days after Completion, use reasonable endeavours to agree on the relevant amount and failing agreement, the dispute is to be resolved by suitably qualified expert appointed by the parties. If the parties cannot agree on an expert to be appointed, either party may apply to the Australian Property Institute (NSW division) to appoint a suitably qualified expert to determine the dispute.

25.4	Reporting during the Rent Shortfall Guarantee Period

(a)
The Purchaser must report and keep the Vendor regularly informed during the Rent Shortfall Guarantee Period of the activities undertaken by it to source and secure tenants to enter into leases for each Rental Shortfall Vacant Tenancy.

(b)	The Vendor must report and keep the Purchaser fully informed of the progress of the Negotiated Leases under clause 25.3.

26	Retention Amount

26.1	Payment of Retention Amount
At Completion, the Retention Amount will be retained from the Balance Sale Price and paid into the Vendor’s Solicitors trust account. The Vendor’s Solicitors will hold the Retention Amount in trust in accordance with this clause 26.

26.2	Calculation of Retention Amount

(a)	The Retention Amount will be the aggregate of all of the Rent Shortfall Payments payable during the Rent Shortfall Guarantee Period.
(Retention Amount).

(b)	The Vendor and the Purchaser irrevocably authorise the Vendor’s Solicitors to release the Retention Amount (or any part thereof) from its trust account and to:

(1)	pay any Rent Shortfall Payment claimed by the Purchaser and approved by the Vendor (or deemed to be approved) under clause 25.1 from the Retention Amount; and

(2)	refund to the Vendor:

(A)
any residual part of the Retention Amount in respect to any Rental Shortfall Vacant Tenancy following a tenant being secured to enter into a lease for that Rental Shortfall Vacant Tenancy under clauses 25.2 or 25.3; and

(B)	any residual amount remaining at the end of the Rent Shortfall Guarantee Period after all Purchaser claims have been determined and paid.

(c)
The Vendor’s Solicitors are authorised to invest the Retention Amount on an at call basis with any bank, building society or credit union permitted by law for the investment of trust monies. The Vendor will be entitled to all interest accrued on the Retention Amount.

(d)
The Vendor and the Purchaser jointly and severally indemnify the Vendor’s Solicitors and agree to keep the Vendor’s Solicitors indemnified for any liabilities, losses, costs, expenses or damages which the Vendor’s Solicitors may sustain or incur in any way under or in relation to the Retention Amount, including but not limited to, liabilities, costs (including legal costs) or expenses arising as a result of a dispute between the parties as to the ownership of any part of the Retention Amount.

27	Nomination

27.1	Definitions
For the purposes of this special condition 27 the following definitions apply:

(a)	Centuria means the Centuria Property Funds No.2 Limited ACN 133 363 185 as responsible entity for Centuria Urban REIT, being a Purchaser under this agreement.

(b)	Lederer means 465 Victoria Avenue Pty Ltd ACN 629 236 460 as trustee for 465 Victoria Avenue Trust, being a Purchaser under this agreement.

(c)	Lederer Share means a 75% share of the Assets (as tenant in common with Centuria).

(d)	Nomination Notice means a notice by Centuria to the Vendor pursuant to clause 27.2(a).

(e)	Nominee means Centuria Property Funds Limited ACN 086 553 639 as Trustee for Centuria Capital No. 6 Fund.

27.2	Nomination rights
If the Purchaser fails to pay the Balance Sale Price by the Completion Date and does not remedy the default (including as to payment of interest) within 7 days of the Completion Date (Nomination Date):

(a)
Centuria may, but is not obliged to, by notice to the Vendor within the 3 days after the Nomination Date (time being of the essence) nominate the Nominee to be the transferee of the Lederer Share instead of Lederer.

(b)	If Centuria gives a Nomination Notice in compliance with clause 27.2(a), the Vendor will transfer the Lederer Share to the Nominee on Completion instead of Lederer.

(c)	No consideration is payable to Lederer by either Centuria or the Nominee for the nomination.

(d)	Lederer:

(1)	unconditionally consents to the arrangements in this clause 27;

(2)	releases the Vendor from any Claim arising out of the Vendor complying with a Nomination Notice; and

(3)
    agrees that no nomination pursuant to this clause 27 affects Lederers liability to the Vendor for breach by Lederer of this agreement or the failure of the Nominee to Complete this agreement and failure by the Nominee to Complete is, and will be deemed to be, a default by Lederer.

(e)	Lederer and Centuria agree that no nomination pursuant to this clause 27 affects their respective liability to the Vendor for breach of this agreement.

Schedules
Table of contents

Notice details    49
Warranties    50
Purchaser Warranties    52
Purchaser’s Covenant Deed    54
Notice to Tenant    57
Notice to Lease Guarantor    58
Notice to Bank Guarantor    59
Lodged Leases    60
Unlodged Leases    61
Arrears    62
Outstanding Incentives    63
Tenancy Schedule    64
Lease Guarantees    65
Due Diligence Room    67
Service Agreements    68
Form of Deed of Novation for Service Agreements    69
Notice to contractors under Service Agreements    76
Vendor Disclosure Documents and Statutory Notice    77
Rent Shortfall Payments    78
Incentives and other amounts payable - Negotiated Lease    79

Schedule 1
Notice details

Vendor

Hines (Aus) Nominees Pty Ltd (ACN 605 498 093) as trustee of the Hines Global REIT Victoria Trust
Address	c/- Hines (Aus) Nominees Pty Ltd, Level 11, 20 Hunter Street Sydney NSW 2000
Attention	Luke Simpson
Fax	61 7 3258 6444
Email	Luke.Simpson@hsf.com

Purchaser

Centuria Property Funds No.2 Limited ACN 133 363 185 as responsible entity of Centuria Urban REIT
Address	Level 39, 100 Miller Street North Sydney NSW 2060
Attention	Andrew Jreige
Fax	61 2 8507 6582
Email	ajreige@hwle.com.au

Schedule 2
Warranties

1	Vendor

1.1	Corporate Authorisations and Capacity

(a)	The execution, delivery and performance by the Vendor of this agreement complies with its constitution.

(b)	All necessary authorisations for the execution, delivery and performance by the Vendor of this agreement in accordance with its terms have been obtained or will be obtained prior to Completion.

(c)	The Vendor has full power and capacity to enter into and perform its obligations under this agreement.

1.2	Incorporation and enforceability

(a)	The Vendor is validly incorporated, organised and subsisting in accordance with the laws of its place of incorporation.

(b)	This agreement constitutes legal, valid and binding obligations of the Vendor enforceable in accordance with its terms.

1.3	Vendor as Trustee

(a)
The Vendor enters into this agreement as trustee of the Trust. The Vendor has the power under the terms of the trust deed for the Trust to enter into and comply with its obligations under this agreement including the power to sell the Assets to the Purchaser.

(b)	The trust deed for the Trust constitutes legal, valid and binding obligations enforceable in accordance with its terms and the relevant trust deed is not void, voidable or otherwise unenforceable.

(c)	No resolution has been passed or direction given by the unitholders of the Trust for the winding up or termination of the Trust.

(d)	The Vendor has a right to be indemnified out of the Trust assets in respect of any and all obligations incurred by it under this agreement other than for fraud, negligence or breach of trust.

2	Information

2.1	Schedules and Outstanding Incentives
At the Agreement Date, to the best of the Vendor’s knowledge, information and belief:

(a)	the particulars in the Tenancy Schedule are true and correct;

(b)	the particulars in the Outstanding Incentive Schedule are true and correct;

(c)	the particulars in the Arrears Schedule are true and correct in all material respects.

2.2	Disclosure
At the Agreement Date, to the best of Vendor’s knowledge, information and belief:

(a)	there are no material omissions from nor any material inaccuracies in the information in the Disclosure Material;

(b)	the Replies to Enquiries are true and accurate in all material respects.

2.3	Lease Guarantees

(a)	The particulars in the Lease Guarantee Schedule are true and correct.

(b)	The Vendor holds the original of all Lease Guarantees that are bank guarantees which are set out in the Lease Guarantee Schedule.

(c)	The Vendor does not hold any other Lease Guarantee other than the Lease Guarantees set out in the Lease Guarantee Schedule.

(d)
The Vendor holds the full amount of each Lease Guarantee and has not and will not before completion of this agreement, call on or appropriate the whole of any part of any Lease Guarantee (except as otherwise permitted under this Agreement).

3	Title

At the Agreement Date and at Completion, the Vendor is registered as owner of the Land.
(a)
Schedule 3
Purchaser Warranties

1	Purchaser

1.1	Purchaser as trustee

(a)
Where the Purchaser enters into this agreement as Trustee (Purchaser Trust), the Purchaser warrants in that capacity that it has the power under the terms of the Purchaser Trust to enter into and comply with its obligations under this agreement.

(b)
The trust deed for the Purchaser Trust constitutes legal, valid and binding obligations enforceable in accordance with its terms and the relevant trust deed is not void, voidable or otherwise unenforceable;

(c)	No resolution has been passed or direction given by the beneficiaries of the Purchaser Trust for the winding up or termination of the Purchaser Trust.

(d)	The Purchaser has a right to be indemnified out of the Purchaser Trust assets in respect of any and all obligations incurred by it under this agreement.

1.2	Corporate Authority and Capacity

(a)	The execution, delivery and performance by the Purchaser of this agreement:

(1)	complies with its constitution or other constituent documents; and

(2)
does not constitute a breach of, or a default under any law or obligation of any kind, or cause or result in a breach or default under any agreement or encumbrance by which the Purchaser is bound and which would prevent the Purchaser from entering into and performing its obligations under this agreement.

(b)
All necessary action including all corporate, regulatory and other approvals and consents or any other conditions necessary to authorise the execution, delivery and performance of this agreement by the Purchaser in accordance with its terms have been obtained.

(c)	The Purchaser has full power and capacity to own its own assets and to enter into and perform its obligations under this agreement.

1.3	Incorporation and enforceability

(a)	The Purchaser is validly incorporated, organised and subsisting in accordance with the laws of its place of incorporation.

(b)	This agreement constitutes legal, valid and binding obligations of the Purchaser enforceable in accordance with its terms.

1.4	Solvency

(a)	The Purchaser has not:

(1)	gone, or is proposed to go, into liquidation;

(2)	passed a winding-up resolution or commenced steps for winding-up or dissolution; or

(3)	received a deregistration notice under section 601AB of the Corporations Act or applied for deregistration under section 601AA of the Corporations Act.

(b)
No petition or other process for winding-up or dissolution has been presented or threatened against the Purchaser and, so far as the Purchaser is aware, there are no circumstances justifying a petition or other process.

(c)
No receiver, receiver and manager, judicial manager, liquidator, administrator or official manager has been appointed, or so far as the Purchaser is aware, is threatened or expected to be appointed, over the whole or a substantial part of the undertaking or property of the Purchaser and, so far as the Purchaser is aware, there are no circumstances justifying such an appointment.

(d)	The Purchaser has not entered into, or taken steps nor proposed to enter into, any arrangement, compromise or composition with or assignment for the benefit of any of its creditors or a class of them.

(e)	No writ of execution has issued against the Purchaser or any of the Purchaser's assets and so far as the Purchaser is aware, there are no circumstances justifying such a writ.

1.5	FIRB
The Purchaser does not require the approval of the Treasurer of the Commonwealth of Australia to the acquisition of the Property under the Foreign Acquisitions and Takeovers Act 1975 (Cth).

Schedule 4
Purchaser’s Covenant Deed

PURCHASER’S COVENANT
THIS DEED POLL is made the    day of     2018
by Centuria Property Funds No.2 Limited ACN 133 363 185 as responsible entity of Centuria Urban REIT (‘Purchaser’)
in favour of Hines (Aus) Nominees Pty Ltd (ACN 605 498 093) as trustee of the Hines Global REIT Victoria Trust (‘Landlord’) and [insert Tenant] (‘Tenant’).
RECITALS

A.	The Landlord and the Tenant are parties to the Lease referred to in the Schedule to this Deed.

B.
The Landlord has transferred to the Purchaser the estate of the Landlord in the Building to which the Lease relates, as Vendor pursuant to a Sale Agreement dated [insert] (‘Contract’) subject to the Purchaser entering into this Deed in favour of the Tenant.

IT IS AGREED:

1.
The Purchaser agrees that it will on and from the completion of the Contract abide by the terms of the Lease on the part of the Landlord to be performed, fulfilled or observed on or after the date of completion of the Contract including, without limitation, will observe the provisions where any option to renew or purchase or rent free period or rent reduction period is given to the Tenant.

2.
If required under the provisions of the Lease, the Purchaser will not sell or otherwise transfer its interest in the Land and Building while the Lease is current unless the Purchaser obtains from the subsequent purchaser or transferee a Deed of Covenant in favour of the Tenant in terms similar to this Deed.

3.	Words and phrases defined in the Contract have the same meaning in this Deed, unless the contrary intention appears.

4.	Limitation of Purchaser's liability

(a)	In this clause 4:

(1)	CPFL means Centuria Property Funds No.2 Limited ACN 133 363 185 in its capacity as responsible entity of the Trust within the meaning of the Corporations Act 2001 (Cth);

(2)	Trust means Centuria Urban REIT; and

(3)	Trust Deed means the deed which established the Trust.

(b)
CPFL enters into this Deed solely in its capacity as responsible entity of the Trust and will undertake all covenants, terms and conditions on its part to be observed or performed solely in that capacity. No debt, duty, liability or obligation arising under this Deed will accrue to, or be enforceable against, CPFL in its personal capacity.

(c)
CPFL is not required to satisfy any liability arising under or in respect of this Deed out of any funds, property or assets other than the extent to which it is entitled to and does actually obtain an indemnity from the responsible entity of the Trust or the assets of the Trust. However, this does not apply to the extent that the right of CPFL to be indemnified by the responsible entity of the Trust or from the assets of the Trust has been reduced by reason of fraud, negligence or wilful default by CPFL in the performance of CPFL's duties as responsible entity of the Trust.

(d)
If any party to this Deed other than CPFL does not recover all money owing to it in under this Deed it may not seek to recover the shortfall by bringing proceedings against CPFL in its personal capacity or applying to have CPFL wound up or proving in the winding up of CPFL except for cases of fraud, breach of a Purchaser’s warranty or wilful default.

(e)	CPFL is not obliged to do or refrain from doing anything under this Deed (including incurring any liability) unless its liability is limited in the same manner as set out in this clause.
SCHEDULE
___________________________________________________________________
‘Lease’ means the lease [Licence] between the Landlord and the Tenant in respect of Level/Tenancy [insert] of the Building.

Purchaser
Signed for Centuria Property Funds No. 2 Limited ACN 133 363 185 as responsible entity of Centuria Urban REIT by its attorneys under power of attorney dated [insert date]
sign here ►
	Attorney	Attorney
print name
in the presence of
sign here ►
	Witness	Witness
print name

Schedule 5
Notice to Tenant

NOTICE TO TENANT

TO:	[Name and address of Tenant]

FROM:	Hines (Aus) Nominees Pty Ltd (ACN 605 498 093) as trustee of the Hines Global REIT Victoria Trust (‘Vendor’)

RE:	465 Victoria Avenue, Chatswood – Change of ownership
465 Victoria Avenue, Chatswood, New South Wales being the whole of Lot 1 in Deposited Plan 853618, containing premises leased, licensed or occupied by you (pursuant to the arrangement set out in the Schedule below) has been transferred together with all of the rights, title, interest, privileges and powers under that lease, licence or occupancy (both running with the land and otherwise) to Centuria Property Funds No. 2 Limited ACN 133 363 185 as responsible entity of Centuria Urban REIT (Purchaser) with effect from [insert].
All rental, contributions and outgoings, fees and other amounts owing from time to time under that lease, licence or occupancy are from [insert] payable to or as directed by the Purchaser.
SCHEDULE
___________________________________________________________________

___________________________________________________________________

DATED this                                        day of                                        2018.

Signed for Hines (Aus) Nominees Pty Ltd (ACN 605 498 093) as trustee of the Hines Global REIT Victoria Trust in accordance with section 127 of the Corporations Act 2001 (Cth) by:
sign here ►

print name

Schedule 6
Notice to Lease Guarantor

NOTICE TO GUARANTOR

TO:	[Name and address of Guarantor]

FROM:	Hines (Aus) Nominees Pty Ltd (ACN 605 498 093) as trustee of the Hines Global REIT Victoria Trust (’Vendor’)

RE:	465 Victoria Avenue, Chatswood – Change of ownership
465 Victoria Avenue, Chatswood, New South Wales being the whole of Lot 1 in Deposited Plan 853618, containing premises leased by the Tenant under the Lease set out in the Schedule below has been transferred together with all of the rights, title, interest, privileges and powers under that Lease (both running with the land and otherwise) to Centuria Property Funds No. 2 Limited ACN 133 363 185 as responsible entity of Centuria Urban REIT (Purchaser) with effect from [insert].
Notice has been forwarded to that Tenant requiring it to make all future payments of rental, contributions to outgoings and other monies owing from time to time under the Lease to or as directed by the Purchaser.
The benefit of the Guarantee described in the Schedule below wherein you guaranteed to the Vendor as landlord under the Lease the obligations imposed on the Tenant, has also been assigned to the Purchaser with effect from [insert] and that Guarantee will continue in favour of the Purchaser.
SCHEDULE
___________________________________________________________________
Tenant:
Lease:
Guarantee:
___________________________________________________________________
DATED this                                        day of                                        2018.

Signed for Hines (Aus) Nominees Pty Ltd (ACN 605 498 093) as trustee of the Hines Global REIT Victoria Trust in accordance with section 127 of the Corporations Act 2001 (Cth) by:
sign here ►
Director
print name

Schedule 7
Notice to Bank Guarantor

NOTICE TO BANK GUARANTOR

TO:	[Bank]

FROM:	Hines (Aus) Nominees Pty Ltd (ACN 605 498 093) as trustee of the Hines Global REIT Victoria Trust (‘Vendor’)

RE:	465 Victoria Avenue, Chatswood – Change of ownership
465 Victoria Avenue, Chatswood, New South Wales being the whole of Lot 1 in Deposited Plan 853618, containing premises leased to the Tenant named in the Schedule below has been transferred to Centuria Property Funds No.2 Limited ACN 133 363 185 as responsible entity of Centuria Urban REIT ('Purchaser') with effect from [insert].
In respect of the existing bank guarantee given by you described in the Schedule below, in return for delivery of the existing bank guarantee, we direct you to issue a new bank guarantee in favour of the Purchaser on similar terms as the existing bank guarantee, effective from the date of this notice.
SCHEDULE

Shop / Level	Trading As	Tenant	Amount of Undertaking/ Bank Guarantee	Date of Undertaking/ Bank Guarantee

DATED this                                        day of                                        2018.

Signed for Hines (Aus) Nominees Pty Ltd (ACN 605 498 093) as trustee of the Hines Global REIT Victoria Trust in accordance with section 127 of the Corporations Act 2001 (Cth) by:
sign here ►

print name

Schedule 8
Lodged Leases

Not applicable.

Schedule 9
Unlodged Leases

Form 07DL Surrender of Lease AN168058A with Tech Mahindra Limited ARBN 092 511 558
Form 07L Lease of Suite 7.01 on Level 7 of the Building to The Hollard Insurance Company Pty Limited ACN 090 584 473
Form 07VL Variation of Lease Levels 8 to 12 of the Building to The Hollard Insurance Company Pty Limited ACN 090 584 473
Form 07DL Surrender of Lease of Level 8 of the Building to The Hollard Insurance Company Pty Limited ACN 090 584 473
Form 07L Lease of Level 8 of the Building to Alsco Pty Limited ACN 000 435 629
Schedule 10
Arrears

Schedule 11
Outstanding Incentives

Schedule 12
Tenancy Schedule

Schedule 13
Lease Guarantees

	Tenant	Address	Type and Amount
1.	LHM Foods Pty Ltd (t/as Lobby Café)	Lease within the premises of 465 Victoria Avenue, Chatswood	Bank Guarantee - $33,761.74
2.	Meng Fitness Pty Ltd	Lease within premises of 465 Victoria Avenue, Chatswood	Bank Guarantee - $63,656.09
3.	The Rotunda Chatswood Pty Ltd	Shop 1, 465 Victoria Avenue, Chatswood	Bank Guarantee - $46,750.00
4.	Oh & Pang Pty Ltd	Shop 2, 465 Victoria Avenue, Chatswood	Bank Guarantee - $37,125.00
5.	LHJ International Pty Ltd	Retail Tenancy 3, 465 Victoria Avenue, Chatswood	Bank Guarantee - $23,909.74
6.	Bill Jen Chung Chen & Pi Lin Chou	Retail Unit 4, 465 Victoria Avenue, Chatswood	Bank Guarantee - $17,364.04
7.	FBI Gaming	Shop 7, 465 Victoria Avenue, Chatswood	Bank Guarantee - $65,376.76
8.	Nightingale House Pty Ltd	Mezzanine 2, 465 Victoria Avenue, Chatswood	Bank Guarantee - $15,840.00
9.	Your Move Conveyancing Pty Ltd	Mezzanine 2, 465 Victoria Avenue, Chatswood	Bank Guarantee - $15,840.00
10.	Digital Gear Pty Ltd	Mezzanine 3, 465 Victoria Avenue, Chatswood	Bank Guarantee - $17,832.38
11.	The Hollard Insurance Company Pty Ltd	Levels 1 & 2, 465 Victoria Avenue, Chatswood	Bank Guarantee - $1,795,894.50
12.	The Hollard Insurance Company Pty Ltd	Levels 1 & 2, 465 Victoria Avenue, Chatswood	Bank Guarantee - $1,795,894.50
13.	The Hollard Insurance Company Pty Ltd	Levels 1 & 2, 465 Victoria Avenue, Chatswood	Bank Guarantee - $1,027,077.07
14.	Carnival PLC trading as Carnival Australia	Suite 3.01, Levels 4 – 6, 465 Victoria Avenue, Chatswood	Bank Guarantee - $1,218,586.23
15.	Tech Mahindra Limited	Lease of premises at Suite 701 on Level 7, 465 Victoria Avenue Chatswood NSW 2067	Bank Guarantee - $150,286.60
16.	The Hollard Insurance Company Pty Ltd	Levels 8-12, 465 Victoria Avenue, Chatswood	Bank Guarantee - $405,284.93
17.	The Hollard Insurance Company Pty Ltd	Levels 8-12, 465 Victoria Avenue, Chatswood	Bank Guarantee - $2,849,225.50
18.	The Holland Insurance Company Pty Ltd	Levels 14 & 15, 654 Victoria Avenue, Chatswood	Bank Guarantee - $741,734.22

Schedule 14
Due Diligence Room

Schedule 15
Service Agreements

Assigned Service Agreements

Service	Contractor
Lift Maintenance	Schindler Lifts Australia Pty Ltd
Electricity	Momentum Energy Pty Ltd

Terminated Service Agreements

Service	Contractor
Cleaning Services	Eternal Cleaning Services Pty Limited
BMS	Schneider Electric Builidngs Australia
CO Monitoring	Gastech Australia
Fire Maintenace Services	Precise Fire Pty Ltd
Pest Control	Killmore Pest Management & Control
Water Treatment	Absolute Water Treatment
Security Services	United Security Exterprises Pty Ltd
Mechanical Service	Surelinc Services

Schedule 16
Form of Deed of Novation for Service Agreements

NOVATION DEED
DETAILS

Outgoing Party	Name	Hines (Aus) Nominees Pty Ltd ACN 605 498 093
	Address	Level 11, 20 Hunter Street, Sydney NSW 2000
Incoming Party	Name	Centuria Property Funds No.2 Limited ACN 133 363 185 as responsible entity of Centuria Urban REIT
	Address	Level 39, 100 Miller Street, North Sydney NSW 2060
Contractor	Name
Address

Date of this Deed

Recitals
A    The Outgoing Party and Contractor are parties to the Contract.

B	The parties to this deed have agreed to the novation of the Contract on the terms of this deed.

Contract
Dated [insert] between the Outgoing Party and Contractor
Novation Date
[insert]
Governing Law
New South Wales

GENERAL TERMS

1	Definitions

These meanings apply unless the contrary intention appears:
“Amount of the Consideration” means:

(a)	the amount of any payment in connection with a supply; and

(b)	in relation to non-monetary consideration in connection with a supply, the GST exclusive market value of that consideration as reasonably determined by the supplier.
“Claim” means any allegation, debt, cause of action, liability, claim, proceeding, suit or demand of any nature howsoever arising and whether present or future, fixed or unascertained, actual or contingent, whether at law, in equity, under statute or otherwise.
“Contract” means the contract referred to in the Details.
“Costs” includes costs, charges and expenses, including those incurred in connection with advisers.
“Details” means the section of this deed headed Details.
“GST” has the meaning it has in the GST Act.
“GST Act” means the A New Tax System (Goods and Services Tax) Act 1999 (Cwlth).
“Input Tax Credit” has the meaning it has in the GST Act.
“New Contract” means the new contract formed under clause 3.1.
“Novation Date” means the date so described in the Details.
“Related Body Corporate” has the meaning it has in the Corporations Act 2001 (Cth).
“Tax Invoice” has the meaning it has in the GST Act.

2	Consideration

This deed is entered into in consideration of the parties incurring obligations and giving rights under this deed and the New Contract and for other valuable consideration.

3	Novation

3.1	Novation
With effect on and from the Novation Date, the parties agree that the contract is discharged and the New Contract is created on the same terms and conditions as the contract except that:

(a)	Incoming Party is substituted for the Outgoing Party; and

(b)	each reference to the Outgoing Party will be read as a reference to Incoming Party in the New Contract; and

(c)	notices to Incoming Party must be provided using its details specified in the Details.

3.2	Rights and benefits
With effect on and from the Novation Date, Incoming Party:

(a)	is bound by the New Contract as the Contract relates to the Outgoing Party; and

(b)	enjoys under the New Contract all the rights and benefits conferred on the Outgoing Party under the Contract.

3.3	Release for future performance
On and from the Novation Date, Contractor releases the Outgoing Party from any obligation under the Contract to be performed on or after the Novation Date.

3.4	Acknowledgement
Each party acknowledges that nothing in this deed or any of the transactions contemplated by this deed constitutes:

(a)	a breach of any term of the Contract; or

(b)	an event of default under the Contract; or

(c)
any other event or circumstance which, with the giving of notice, lapse of time, or fulfilment of any condition, would cause the acceleration of any payment to be made under, or the termination or enforcement of, the Contract.

4	Accrued Rights

On and from the Novation Date:

(a)	The Contractor releases the Outgoing Party from:

(1)	any obligation or liability under or in respect of the Contract; and

(2)	any Claim which it, but for this release, had or may in the future have had against the Outgoing Party under or in respect of the Contract, arising in connection with the performance of the Contract before the Novation Date; and

(b)
The Incoming Party assumes responsibility for any obligation or liability of the Outgoing Party owed to the Contractor under or in respect of the Contract arising in connection with the performance of the Contract before the Novation Date.

5	Goods and Services Tax

5.1	Consideration does not include GST
The consideration specified in this deed does not include any amount for GST.

5.2	Recovery of GST
If a supply under this deed is subject to GST, the recipient must pay to the supplier an additional amount equal to the Amount of the Consideration multiplied by the applicable GST rate.

5.3	Time of payment
The additional amount is payable at the same time as the consideration for the supply is payable or is to be provided. However, the additional amount need not be paid until the supplier gives the recipient a Tax Invoice,

5.4	Adjustment of additional amount
If the additional amount differs from the amount of GST payable by the supplier, the parties must adjust the additional amount.

5.5	Reimbursement
If a party is entitled to be reimbursed or indemnified under this deed, the amount to be reimbursed or indemnified does not include any amount for GST for which the party is entitled to an Input Tax Credit.

6	General

6.1	Costs
The parties agree to pay their own legal and other Costs in connection with the negotiation, preparation, execution and completion of this deed and of other related documentation, except duties.

6.2	Duties
The Incoming Party agrees to pay or reimburse the other parties on demand for all duties, fees, taxes and charges (including fines and penalties) which are payable in connection with this deed or a payment, receipt or other transaction contemplated by it.

6.3	Further steps
Each party agrees, at its own expense, to do anything the other party asks (such as obtaining consents, signing and producing documents and getting documents completed and signed) as may be necessary or desirable to give full effect to the provisions of this deed and the transactions contemplated by it.

6.4	Counterparts
This deed may be executed in counterparts. All counterparts when taken together constitute one document and the date on which the last counterpart is executed will be the date of the deed.

6.5	Governing law
This deed is governed by the law in force in the place specified in the Details. Each party submits to the non-exclusive jurisdiction of the courts of that place.

7	Outgoing Party’s Limitation of Liability

(a)
Subject to clause 7(e), the limitation of the liability of Hines (Aus) Nominees Pty Ltd ACN 605 498 093 (Hines) in this clause 7 applies despite any other provision of this deed and extends to all liabilities and obligations of Hines in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this deed.

(b)	Hines enters into this deed only in its capacity as trustee of the Hines Global REIT Victoria Trust (Trust) and in no other capacity.

(c)	A liability of Hines arising under or in connection with this deed can be enforced only to the extent:

(1)	of the rights which Hines has against the assets of the Trust; and

(2)	otherwise to which Hines is entitled to be and is in fact indemnified for that liability out of the assets of the Trust.

(d)
The Incoming Party and Contractor may not sue Hines personally or seek the appointment of a liquidator, receiver or similar person to Hines or prove in any liquidation, administration or arrangement of or affecting Hines.

(e)
The provisions of this clause will not apply to any obligation or liability of Hines to the extent that it is not satisfied out of the assets of the Trust due to a reduction in the extent of Hines’ indemnification out of the assets of the Trust that results from Hines’ fraud, gross negligence, or breach of trust.

(f)
The Incoming Party and Contractor acknowledge that Hines incurs the obligations under this deed solely in its capacity as trustee of the Trust and that Hines will cease to have any obligation under this deed if Hines ceases for any reason to be the trustee of the Trust.

(g)
The Purchaser and Contractor acknowledge and agree that no attorney, agent or such other person appointed by Hines has authority to act on behalf of Hines in such manner as to expose Hines to any personal liability (whether under clause 7(e) or otherwise).

(h)
The parties acknowledge and agree that, despite any other provision of this deed, Hines is not obliged to execute any document, or take or refrain from taking any action under this deed, or exercise or refrain from exercising any power under this deed, unless its liability is limited in the manner set out in this clause.

Executed as a deed

Outgoing Party
Signed by Hines (Aus) Nominees Pty Ltd ACN 605 498 093 as trustee of the Hines Global REIT Victoria Trust in accordance with section 127 of the Corporations Act 2001 (Cth) by:
sign here ►
Company Secretary/Director
print name
sign here ►
Director
print name

Incoming Party
Signed by Centuria Property Funds No. 2 Limited ACN 133 363 185 as responsible entity of Centuria Urban REIT in accordance with section 127 of the Corporations Act 2001 (Cth) by:
sign here ►
Company Secretary/Director
print name
sign here ►
Director
print name

Contractor
Signed by [TBC] in accordance with section 127 of the Corporations Act 2001 (Cth) by:
sign here ►
Company Secretary/Director
print name
sign here ►
Director
print name

Schedule 17
Notice to contractors under Service Agreements

NOTICE

TO:	[Name and address of Service Provider]

FROM:	Hines (Aus) Nominees Pty Ltd (ACN 605 498 093) as trustee of the Hines Global REIT Victoria Trust (‘Principal’)

RE:	465 Victoria Avenue, Chatswood – Change of ownership
In relation to the service agreement described below, you are notified that:

•
465 Victoria Avenue, Chatswood, New South Wales being the whole of Lot 1 in Deposited Plan 853618, to which the service agreement relates, has been transferred together with an assignment of the Principal’s rights, privileges and powers under the service agreement to Centuria Property Funds No. 2 Limited ACN 133 363 185 as responsible entity of Centuria Urban REIT (Purchaser) with effect from [insert].

•	[All future correspondence in respect of the service agreement should be forwarded to the Purchaser at the address noted above.]
SCHEDULE
___________________________________________________________________
Principal             [insert]
Service Provider        [insert]
Services            [insert]
Commencement date     [insert]
Term            [insert] years
___________________________________________________________________

DATED this                                        day of                                        2018.

Signed for Hines (Aus) Nominees Pty Ltd (ACN 605 498 093) as trustee of the Hines Global REIT Victoria Trust in accordance with section 127 of the Corporations Act 2001 (Cth) by:
sign here ►

print name

Schedule 18
Vendor Disclosure Documents and Statutory Notice

1	Vendor Disclosure Documents (attached to this agreement):

1	Certificate of Title;

2	Deposited Plan;

3	the Disclosed Encumbrances registered on title;

4	Section 149 Certificate;

5	Sydney Water (Sewerage Service Diagram and Sewer Reference Sheet); and

6	Land Tax Clearance Certificate.

2	Statutory Notice
IMPORTANT NOTICE TO VENDORS AND PURCHASERS
Before signing this contract you should ensure that you understand your rights and obligations, some of which are not written in this contract but are implied by law.
WARNING—SMOKE ALARMS
The owners of certain types of buildings and strata lots must have smoke alarms (or in certain cases heat alarms) installed in the building or lot in accordance with regulations under the Environmental Planning and Assessment Act 1979. It is an offence not to comply. It is also an offence to remove or interfere with a smoke alarm or heat alarm. Penalties apply.
WARNING—LOOSE-FILL ASBESTOS INSULATION
Before purchasing land that includes any residential premises (within the meaning of Division 1A of Part 8 of the Home Building Act 1989) built before 1985, a purchaser is strongly advised to consider the possibility that the premises may contain loose-fill asbestos insulation (within the meaning of Division 1A of Part 8 of the Home Building Act 1989). In particular, a purchaser should:
(a) search the Register required to be maintained under Division 1A of Part 8 of the Home Building Act 1989, and
(b) ask the relevant local council whether it holds any records showing that the residential premises contain loose-fill asbestos insulation.
For further information about loose-fill asbestos insulation (including areas in which residential premises have been identified as containing loose-fill asbestos insulation), contact NSW Fair Trading.

Schedule 19
Rent Shortfall Payments

Schedule 20
Incentives and other amounts payable - Negotiated Lease

Signing page
Executed as an agreement

Vendor
Signed by Hines (Aus) Nominees Pty Ltd ACN 605 498 093 as trustee of the Hines Global REIT Victoria Trust in accordance with section 127 of the Corporations Act 2001 (Cth) by:
sign here ►
Company Secretary/Director
print name
sign here ►
Director
print name

[OR]

Vendor
Signed for Hines (Aus) Nominees Pty Ltd ACN 605 498 093 as trustee of the Hines Global REIT Victoria Trust by its attorneys sign here ►
	Attorney	Attorney
print name
in the presence of
sign here ►
	Witness	Witness
print name

Purchaser
Signed by Centuria Property Funds No.2 Limited ACN 133 363 185 as responsible entity of Centuria Urban REIT in accordance with section 127 of the Corporations Act 2001 (Cth) by:
sign here ►
Company Secretary/Director
print name
sign here ►
Director
print name

[OR]

Purchaser
Signed for Centuria Property Funds No.2 Limited ACN 133 363 185 as responsible entity of Centuria Urban REIT by its attorneys sign here ►
	Attorney	Attorney
print name
in the presence of
sign here ►
	Witness	Witness
print name